15890262v6 Execution Version Published CUSIP Number: [_________] Term Loan CUSIP Number: [_________] #96707798v6 TERM LOAN CREDIT AGREEMENT Dated as of March 31, 2023 among HNI CORPORATION, as Borrower, CERTAIN DOMESTIC SUBSIDIARIES OF THE BORROWER FROM TIME TO TIME PARTY HERETO, as Guarantors THE LENDERS PARTIES HERETO and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, and U.S. BANK NATIONAL ASSOCIATION, as Syndication Agent WELLS FARGO SECURITIES, LLC and U.S. BANK NATIONAL ASSOCIATION, as Joint Lead Arrangers and Joint Lead Bookrunners Exhibit 10.1

TABLE OF CONTENTS

SECTION 1	DEFINITIONS	1
1.1	Definitions	1
1.2	Computation of Time Periods, Etc.	29
1.3	Accounting Terms	29
1.4	Execution of Documents	30
1.5	Rates	30
1.6	Divisions	30
SECTION 2	CREDIT FACILITY	31
2.1	Term Loans	31
2.2	Additional Loans	32
2.3	Default Rate	33
2.4	Extension and Conversion	33
2.5	Prepayments	33
2.6	Termination and Reduction of Commitments	34
2.7	Fees	35
2.8	Computation of Interest and Fees	35
2.9	Pro Rata Treatment and Payments	35
2.10	Non-Receipt of Funds by the Administrative Agent	37
2.11	Inability to Determine Interest Rate	38
2.12	Illegality	40
2.13	Change in Law	41
2.14	Indemnity	42
2.15	Taxes	43
2.16	Mitigation Obligations; Replacement of Lenders	46
2.17	Defaulting Lenders	47
SECTION 3	REPRESENTATIONS AND WARRANTIES	49
3.1	Financial Statements	49
3.2	Organization; Existence; Patriot Act Information	49
3.3	Authorization; Power; Enforceable Obligations	50
3.4	Consent; Government Authorizations	50
3.5	No Material Litigation	50
3.6	Taxes	50
3.7	ERISA	51
3.8	Governmental Regulations, Anti-Terrorism Laws; Etc	52
3.9	Subsidiaries	53
3.10	Use of Proceeds	53
3.11	Contractual Obligations; Compliance with Laws; No Conflicts	54
3.12	Accuracy and Completeness of Information	54
3.13	Environmental Matters	54
3.14	No Burdensome Restrictions	55
3.15	Title to Property	55
3.16	Insurance	55
3.17	Licenses and Permits	55
3.18	Labor Matters	56
3.19	No Material Adverse Effect	56
3.20	Solvency	56

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3.21	Authorized Officer	56
SECTION 4	CONDITIONS	56
4.1	Conditions to Effective Date	56
4.2	Conditions to Borrowing of Initial Term Loans	58
4.3	Conditions to All Other Extensions of Credit	59
SECTION 5	AFFIRMATIVE COVENANTS	60
5.1	Financial Statements	60
5.2	Certificates; Other Information	61
5.3	Notices	62
5.4	Maintenance of Existence; Compliance with Laws; Contractual Obligations	63
5.5	Maintenance of Property; Insurance	64
5.6	Inspection of Property; Books and Records; Discussions	64
5.7	Use of Proceeds	64
5.8	Additional Guarantors; Release of Guarantors	64
5.9	Financial Covenants	65
5.10	Payment of Obligations	66
5.11	Environmental Laws	66
5.12	Beneficial Ownership; Further Assurances	66
5.13	Kite Financial Statements	67
SECTION 6	NEGATIVE COVENANTS	67
6.1	Indebtedness	67
6.2	Liens	68
6.3	Nature of Business	68
6.4	Mergers, Sale of Assets and Indebtedness of Subsidiaries	68
6.5	Advances, Investments and Loans	69
6.6	Transactions with Affiliates	70
6.7	Fiscal Year; Organizational Documents	70
6.8	Limitation on Restricted Actions	71
6.9	No Further Negative Pledges	71
SECTION 7	EVENTS OF DEFAULT	72
7.1	Events of Default	72
7.2	Acceleration; Remedies	74
7.3	Rescission of Acceleration	74
SECTION 8	AGENCY PROVISIONS	75
8.1	Appointment and Authority	75
8.2	Nature of Duties	75
8.3	Exculpatory Provisions	75
8.4	Reliance by Administrative Agent	76
8.5	Notice of Default	76
8.6	Non-Reliance on Administrative Agent and Other Lenders	77
8.7	Indemnification	77
8.8	Administrative Agent in Its Individual Capacity	77
8.9	Successor Administrative Agent	78
8.10	Guaranty Matters	78
8.11	Bank Products	78
8.12	Erroneous Payments	79

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SECTION 9	GUARANTY	81
9.1	The Guaranty	81
9.2	Bankruptcy	81
9.3	Nature of Liability	82
9.4	Independent Obligation	82
9.5	Authorization	82
9.6	Reliance	82
9.7	Waiver	82
9.8	Limitation on Enforcement	83
9.9	Confirmation of Payment	84
9.10	Keepwell	84
SECTION 10	MISCELLANEOUS	84
10.1	Amendments and Waivers	84
10.2	Notices	86
10.3	No Waiver; Cumulative Remedies	88
10.4	Survival of Representations and Warranties	88
10.5	Payment of Expenses and Taxes	88
10.6	Successors and Assigns; Participations; Purchasing Lenders	90
10.7	Adjustments; Set-off	94
10.8	Table of Contents and Section Headings	95
10.9	Counterparts; Effectiveness: Electronic Execution	95
10.10	Judgment Currency	95
10.11	Severability	96
10.12	Integration	96
10.13	GOVERNING LAW	96
10.14	Consent to Jurisdiction and Service of Process	96
10.15	Confidentiality; Non-Public Information	97
10.16	Acknowledgments	98
10.17	Waivers of Jury Trial	98
10.18	Patriot Act Notice	98
10.19	Resolution of Drafting Ambiguities	98
10.20	Press Releases and Related Matters	99
10.21	Appointment of Borrower	99
10.22	No Advisory or Fiduciary Responsibility	99
10.23	Responsible Officers and Authorized Officers	100
10.24	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	100
10.25	Certain ERISA Matters	100
10.26	QFC Stay Provisions	102

SCHEDULES

Schedule 3.2	Patriot Act Information
Schedule 3.9	Subsidiaries
Schedule 3.16	Insurance
Schedule 3.21	Authorized Officers
Schedule 6.1	Indebtedness
Schedule 6.2	Liens

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15890262v6 iv #96707798v6 EXHIBITS Exhibit 1.1 Form of Bank Product Provider Notice Exhibit 2.1(a) Lenders and Commitments Exhibit 2.1(b)(i) Form of Notice of Borrowing Exhibit 2.1(e) Form of Term Note Exhibit 2.4 Form of Notice of Extension/Conversion Exhibit 2.15 (1-4) Form of U.S. Tax Compliance Certificate Exhibit 4.2(h) Form of Solvency Certificate Exhibit 4.2(i) Form of Officer’s Closing Certificate Exhibit 5.2(b) Form of Officer’s Compliance Certificate Exhibit 5.8 Form of Joinder Agreement Exhibit 10.6 Form of Assignment and Assumption

15890262v6 1 #96707798v6 TERM LOAN CREDIT AGREEMENT THIS TERM LOAN CREDIT AGREEMENT, dated as of March 31, 2023 (as amended, modified, extended, restated, replaced or supplemented from time to time, the “Agreement”), is by and among HNI Corporation, an Iowa corporation (the “Borrower”), those Domestic Subsidiaries of the Borrower identified as “Guarantors” on the signature pages hereto and such other Domestic Subsidiaries of the Borrower as may from time to time become a party hereto (the “Guarantors”), the lenders named herein and such other lenders as may become a party hereto (collectively, the “Lenders” and individually, a “Lender”) and Wells Fargo Bank, National Association, as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”). W I T N E S S E T H WHEREAS, the Borrower has requested, and subject to the terms and conditions set forth in this Agreement, the Administrative Agent and the Lenders have agreed to extend, certain term loan credit facilities to the Borrower. NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows: SECTION 1 DEFINITIONS 1.1 Definitions. As used in this Agreement, the following terms shall have the meanings specified below unless the context otherwise requires: “Additional Loan Lender” has the meaning set forth in Section 2.2. “Additional Loans” has the meaning set forth in Section 2.2. “Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor. “Administrative Agent” has the meaning set forth in the first paragraph hereof, together with any successors or assigns. “Administrative Agent Fee Letter” means that certain letter agreement, dated as of March 7, 2023, among the Administrative Agent, WFS and the Borrower, as amended, modified, supplemented or replaced from time to time. “Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent. “Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

15890262v6 2 #96707798v6 “Affiliate” means as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, a Person shall be deemed to be “controlled by” a Person if such Person possesses, directly or indirectly, power either (a) to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. “Aggregate Revolving Committed Amount” means the aggregate amount of Commitments (as defined in the Revolving Credit Agreement) in effect from time to time under the Revolving Credit Agreement, or any replacement thereof (as such amount may be increased or reduced from time to time in accordance with the terms thereof). “Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Rate in effect on such day plus 0.50% and (c) the sum of (i) Adjusted Term SOFR for an Interest Period of one (1) month commencing on such day (the “One- Month Term SOFR Rate”) plus (ii) 1.00%, in each instance as of such date of determination. For purposes hereof: “Prime Rate” means, at any time, the rate of interest per annum publicly announced or otherwise identified from time to time by Wells Fargo at its principal office as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in the Prime Rate occurs. The parties hereto acknowledge that the rate announced publicly by Wells Fargo as its Prime Rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks; and “Federal Funds Rate” means, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published on the next succeeding Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. If for any reason the Administrative Agent shall have reasonably determined (which determination shall be conclusive in the absence of manifest error) that it is unable after due inquiry to ascertain the Federal Funds Rate, for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms above, the Alternate Base Rate shall be determined without regard to clause (b) of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Federal Funds Rate, the Prime Rate or One-Month Term SOFR Rate will become effective on the effective date of such change in the Federal Funds Rate, the Prime Rate or One-Month Term SOFR Rate, respectively. Notwithstanding the foregoing, if the Alternate Base Rate shall be less than 0.00%, such rate shall be deemed to be 0.00% for purposes of this Agreement. “Alternate Base Rate Loans” means Loans that bear interest at an interest rate based on the Alternate Base Rate. “Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption, including, without limitation, the United States Foreign Corrupt Practices Act of 1977 and the rules and regulations thereunder and the U.K. Bribery Act 2010 and the rules and regulations thereunder. “Anti-Money Laundering Laws” means any and all laws, statutes, regulations or obligatory government orders, decrees, ordinances or rules applicable to a Credit Party, its Subsidiaries or Affiliates related to terrorism financing or money laundering, including any applicable provision of the Patriot Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959).

"Applicable Percentage" means, for any day, the rate per annum set forth below opposite the applicable level then in effect, it being understood that (a) the Applicable Percentage for Alternate Base Rate Loans shall be the percentage set forth under the column "Alternate Base Rate Margin," (b) the Applicable Percentage for SOFR Loans shall be the percentage set forth under the column "Term SOFR Margin" and (c) the Ticking Fee shall be the percentage set forth under the column "Ticking Fee":

Applicable Percentage				
Level	Leverage Ratio (or, following the replacement of the Leverage Ratio with the Net Leverage Ratio for purposes of Section 5.9 in accordance with the terms thereof, the Net Leverage Ratio)	Alternate Base Rate Margin	Term SOFR Margin	Ticking Fee
I	> 3.00 to 1.0	0.875%	1.875%	0.250%
II	≤ 3.00 to 1.0 but > 2.50 to 1.0	0.625%	1.625%	0.200%
III	≤ 2.50 to 1.0 but > 2.00 to 1.0	0.500%	1.500%	0.175%
IV	≤ 2.00 to 1.0 but > 1.50 to 1.0	0.375%	1.375%	0.150%
V	≤ 1.50 to 1.0 but > 1.00 to 1.0	0.250%	1.250%	0.125%
VI	≤ 1.00 to 1.0	0.125%	1.125%	0.125%

Notwithstanding the foregoing, if the "Termination Date" (as defined in the Kite Acquisition Agreement as in effect on the Kite Acquisition Signing Date) is extended in accordance with the terms thereof, the Ticking Fee shall be increased automatically, commencing with the date of such extension and without any action by any Person, by 0.10% per annum at each Level.

The Applicable Percentage shall, in each case, be determined and adjusted quarterly on the date five (5) Business Days after the date on which the Administrative Agent has received from the Borrower the quarterly financial information (in the case of the first three fiscal quarters of the Borrower's fiscal year), the annual financial information (in the case of the fourth fiscal quarter of the Borrower's fiscal year) and the certifications required to be delivered to the Administrative Agent and the Lenders in accordance with the provisions of Sections 5.1(a), 5.1(b) and 5.2(b) (each an "Interest Determination Date"). Such Applicable Percentage shall be effective from such Interest Determination Date until the next such Interest Determination Date. After the Effective Date, if the Credit Parties shall fail to provide the financial information or certifications in accordance with the provisions of Sections 5.1(a), 5.1(b) and 5.2(b), the Applicable Percentage shall, on the date five (5) Business Days after the date by which the Credit Parties were so required to provide such financial information or certifications to the Administrative Agent and the Lenders, be based on Level I until such time as such information or

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15890262v6 4 #96707798v6 certifications or corrected information or corrected certificates are provided, whereupon the Level shall be determined by the then current Leverage Ratio. Notwithstanding the foregoing, the initial Applicable Percentages shall be set with pricing set forth in Level II (or, if at any time during such period the “Applicable Percentage” applicable pursuant to the Revolving Credit Agreement is set at “Level I” thereunder, with the pricing set forth in Level I above) until the next succeeding Interest Determination Date following the Effective Date, at which time the Applicable Percentage shall be subject to adjustment in accordance with the foregoing terms of this paragraph. In the event that any financial statement or certification delivered pursuant to Sections 5.1 or 5.2 is shown to be inaccurate (regardless of whether this Agreement or the Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Percentage for any period (an “Applicable Period”) than the Applicable Percentage applied for such Applicable Period, the Borrower shall immediately (a) deliver to the Administrative Agent a corrected compliance certificate for such Applicable Period, (b) determine the Applicable Percentage for such Applicable Period based upon the corrected compliance certificate, and (c) immediately pay to the Administrative Agent for the benefit of the Lenders the accrued additional interest and other fees owing as a result of such increased Applicable Percentage for such Applicable Period, which payment shall be promptly distributed by the Administrative Agent to the Lenders entitled thereto. “Approved Fund” means any Fund that is administered, managed or underwritten by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender. “Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.6), and accepted by the Administrative Agent, in substantially in the form of Exhibit 10.6. “Authorized Officers” means the Responsible Officers set forth on Schedule 3.21, as the same may be modified from time to time by the Borrower. “Available Tenor” means, as of any date of determination and with respect to any then-current Benchmark, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.11(c)(iv). “Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution. “Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

15890262v6 5 #96707798v6 “Bank Product” means any of the following products, services or facilities extended to any Credit Party or any Subsidiary by any Bank Product Provider: (a) Cash Management Services; (b) products under any Hedging Agreement; and (c) commercial credit card, purchase card and merchant card services; provided, however, that for any of the foregoing to be included as “Credit Party Obligations” for purposes of a distribution under Section 2.9(b), the applicable Bank Product Provider must have previously provided a Bank Product Provider Notice with respect to such Bank Product to the Administrative Agent which shall provide the following information: (i) the existence of such Bank Product and (ii) the maximum dollar amount (if reasonably capable of being determined) of obligations arising thereunder (the “Bank Product Amount”). The Bank Product Amount may be changed from time to time upon written notice to the Administrative Agent by the Bank Product Provider. Any Bank Product established from and after the time that the Lenders have received written notice from the Borrower or the Administrative Agent that an Event of Default exists, until such Event of Default has been waived in accordance with Section 10.1, shall not be included as “Credit Party Obligations” for purposes of a distribution under Section 2.9(b). “Bank Product Amount” has the meaning set forth in the definition of Bank Product. “Bank Product Debt” means the Indebtedness and other obligations of any Credit Party or Subsidiary relating to Bank Products. “Bank Product Provider” means any Person that provides Bank Products to a Credit Party or any Subsidiary that is permitted by Section 6.1(e) to the extent that (a) such Person is a Lender, an Affiliate of a Lender or any other Person that was a Lender (or an Affiliate of a Lender) at the time it entered into the Bank Product but has ceased to be a Lender (or whose Affiliate has ceased to be a Lender) under the Agreement or (b) such Person is a Lender or an Affiliate of a Lender on the Effective Date and the Bank Product was entered into on or prior to the Effective Date (even if such Person ceases to be a Lender or such Person’s Affiliate ceases to be a Lender). “Bank Product Provider Notice” means a notice substantially in the form of Exhibit 1.1. “Bankruptcy Code” means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time. “Bankruptcy Event” means any of the events described in Section 7.1(e). “Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or then-current Benchmark, then “Benchmark” means interest, fees, commissions or other amounts, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.11(c)(i). “Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then- prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Credit Documents.

15890262v6 6 #96707798v6 “Benchmark Replacement Adjustment” means, with respect to any replacement of the then- current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities. “Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark: (a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or (b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non- representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date. For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof). “Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark: (a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); (b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the FRB, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such

15890262v6 7 #96707798v6 component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or (c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative. For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof). “Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication). “Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Credit Document in accordance with Section 2.11(c)(i) and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Credit Document in accordance with Section 2.11(c)(i). “Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation. “Beneficial Ownership Regulation” means 31 CFR § 1010.230. “Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”. “Borrower” has the meaning set forth in the first paragraph hereof, together with any successors or assigns. “Borrower Closing Financial Statements” means (i) the audited consolidated balance sheets and related statements of income, shareholders’ equity and cash flows for the Borrower and its Subsidiaries for the three years ended December 31, 2020, 2021 and 2022 and filed with the United States Securities and Exchange Commission or otherwise made available to the Lenders and (ii) all other financial statements of the Borrower and its Subsidiaries delivered or made available pursuant to Sections 5.1(a) or 5.1(b) on or prior to the Initial Closing Date.1 1 NTD: to be updated to include quarterly financials available prior to signing, if any.

15890262v6 8 #96707798v6 “Business Day” means any day other than a Saturday, Sunday or legal holiday on which commercial banks in New York, New York are authorized or required by law to close. “Cash Equivalents” means (a) marketable securities issued or directly and fully guaranteed or insured by the United States of America or any agency thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve (12) months from the date of acquisition (“Government Obligations”), (b) U.S. dollar denominated (or foreign currency fully hedged) time deposits, certificates of deposit, Eurodollar time deposits and Eurodollar certificates of deposit of (i) any United States commercial bank of recognized standing having capital and surplus in excess of $200,000,000, (ii) any Lender or (iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s is at least P- 1 or the equivalent thereof (any such bank and any Lender being an “Approved Bank”), in each case with maturities of not more than 120 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any, or guaranteed by any, domestic corporation rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody’s and maturing within 120 days of the date of acquisition, (d) securities of the type described in clauses (a) through (c), inclusive, above purchased under agreements to resell such securities to any broker/dealer or any commercial bank, if such broker/dealer or bank has an uninsured, unsecured and unguaranteed rating at the time of the acquisition of P-2 (or the equivalent thereof) or better by Moody’s, or A-2 (or the equivalent thereof) or better by S&P, (e) obligations of any state of the United States or any political subdivision thereof for the payment of the principal and redemption price of and interest on which there shall have been irrevocably deposited Government Obligations maturing as to principal and interest at times and in amounts sufficient to provide such payment and (f) Investments in mutual funds registered under the Investment Company Act of 1940, as amended, or collective trust funds maintained by Approved Banks, in each case whose only assets are of the type described in clauses (a) through (d), inclusive, of this definition. “Cash Management Services” means any services provided from time to time to any Credit Party or Subsidiary in connection with operating, collections, payroll, trust, or other depository or disbursement accounts, including automatic clearinghouse, controlled disbursement, electronic funds transfer, information reporting, lockbox, stop payment, overdraft and/or wire transfer services and all other treasury and cash management services. “Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued. “Change of Control” means (a) any Person or two or more Persons acting in concert shall have acquired “beneficial ownership” (within the meaning provided in Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of, or shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of, or control over, Voting Stock of the Borrower (or other securities convertible into such Voting Stock) representing 25% or more of the

15890262v6 9 #96707798v6 combined voting power of all Voting Stock of the Borrower, (b) Continuing Directors shall cease for any reason to constitute a majority of the members of the board of directors of the Borrower then in office, (c) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Borrower and its Subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) or (d) the adoption by the stockholders of the Borrower of a plan or proposal for the liquidation or dissolution of the Borrower. “Code” means the Internal Revenue Code of 1986, as amended, and any successor statute thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections. “Commitment” means, with respect to each Lender, the commitment of such Lender to make Initial Loans on the Initial Closing Date in an aggregate principal up to such Lender’s initial Commitment Amount as specified in Exhibit 2.1(a), as such amount may be reduced from time to time in accordance with the provisions hereof. As of the Effective Date, the aggregate amount of Commitments is $280,000,000. “Commitment Percentage” means, for each Lender, a fraction (expressed as a decimal) the numerator of which is the Commitment of such Lender at such time and the denominator of which is the aggregate Commitments of the Lenders at such time. As of the Effective Date, the Commitment Percentage of each Lender is set forth across from such Lender’s name in Exhibit 2.1(a). “Commitment Termination Date” means the earliest to occur of (a) the Initial Closing Date, (b) the termination or expiration of the Kite Acquisition Agreement prior to the closing of the Kite Acquisition, (c) the occurrence of the Kite Acquisition Closing Date without the making of the Initial Loans and (d) 5:00 p.m., Eastern time, on the fifth (5th) Business Day following the “Termination Date” (as defined in the Kite Acquisition Agreement as in effect as of the Kite Acquisition Signing Date and determined after giving effect to extensions thereto as set forth in the Kite Acquisition Agreement as in effect on such date). “Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute. “Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.11 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Credit Documents).

15890262v6 10 #96707798v6 “Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes. “Consolidated” means, when used with reference to financial statements or financial items of the Borrower and its Subsidiaries or any other Person, such statements or items on a consolidated basis in accordance with the consolidation principles of GAAP. “Consolidated Assets” means, at any time, the amount representing the assets of the Borrower and the Subsidiaries that would appear on a Consolidated balance sheet of the Borrower and its Subsidiaries at such time prepared in accordance with GAAP. “Consolidated EBITDA” means, as of any date of determination for the four (4) consecutive fiscal quarter period ending on such date, (a) Consolidated Net Income for such period plus (b) the sum of the following to the extent deducted in calculating Consolidated Net Income: (i) Consolidated Interest Expense for such period, (ii) the provision for Federal, state, local and foreign income taxes incurred by the Borrower and its Subsidiaries for such period, (iii) depreciation and amortization expense for such period and (iv) all non-cash items decreasing Consolidated Net Income for such period, plus (c) following a Senior Note Event (in the case of a Senior Note Event described in clause (b) of such definition, to the extent the applicable Note Purchase Agreement includes corresponding addbacks to Consolidated EBITDA (or similar term of like import)), the sum of the following to the extent deducted in calculating Consolidated Net Income and without duplication: (i) non-cash charges in connection with a single, one- time, unusual or non-recurring event during such period, (ii) non-recurring cash charges and expenses incurred during such period in connection with operational changes or restructurings of the business of the Borrower or any of its subsidiaries, (iii) “run rate” cost savings, operating expense reductions and synergies (1) related to the Kite Transactions that are reasonably quantifiable, factually supportable and projected by the Borrower in good faith to result from actions that have been taken or initiated or are expected to be taken within 30 months of the Kite Acquisition Closing Date (in the good faith determination of the Borrower) and (2) related to any other acquisitions, dispositions and other specified transactions, restructurings, cost savings initiatives and other initiatives that are reasonably quantifiable, factually supportable and projected by the Borrower in good faith to result from actions that have been taken or initiated or are expected to be taken within 24 months of the date of consummation of such acquisition, disposition, other specified transaction, restructuring, or the taking of such initiative (in the good faith determination of the Borrower), in each case, calculated (A) on a pro forma basis as though such cost savings, synergies or operating expense reductions had been realized on the first day of such period and (B) net of the amount of actual benefits realized from such actions during such period (it is understood and agreed that “run rate” means the full recurring benefit that is associated with any action taken or initiated or expected in good faith to be taken, whether prior to or following the Kite Acquisition Closing Date), and (iv) all losses from disposed, abandoned, divested and/or discontinued assets, properties or operations and/or discontinued operations (other than, at the option of the Borrower, assets or properties pending the divestiture or termination thereof during such period); provided, however, that the aggregate amount of adjustments to Consolidated EBITDA pursuant to clauses (c)(ii), (c)(iii) and (c)(iv) shall not exceed the greater of (x) $40,000,000 and (y) 12.5% of Consolidated EBITDA (calculated before giving effect to all such adjustments) during any measurement period, and minus (d) the following to the extent included in calculating such Consolidated Net Income: (i) Federal, state, local and foreign income tax credits of the Borrower and its Subsidiaries for such period and (ii) all non cash items increasing Consolidated Net Income for such period. “Consolidated Funded Debt” means, as of any date of determination, Funded Debt of the Borrower and its Subsidiaries on a Consolidated basis.

15890262v6 11 #96707798v6 “Consolidated Interest Expense” means, as of any date of determination for the four (4) consecutive fiscal quarter period ending on such date, all Interest Expense (excluding amortization of debt discount and premium, but including the interest component under Finance Leases) for such period of the Borrower and its Subsidiaries on a Consolidated basis. “Consolidated Net Income” means, as of any date of determination for the four (4) consecutive fiscal quarter period ending on such date, for the Borrower and its Subsidiaries on a Consolidated basis, the net income of the Borrower and its Subsidiaries for that period. “Consolidated Net Tangible Assets” means, at any time, the amount representing the assets of the Borrower and the Subsidiaries that would appear on a Consolidated balance sheet of the Borrower and its Subsidiaries at such time prepared in accordance with GAAP, less (a) all current liabilities and minority interests and (b) goodwill and other intangibles. “Continuing Directors” means, during any period of up to 12 consecutive months commencing after the Effective Date, individuals who at the beginning of such 12 month period were directors of the Borrower (together with any new director whose election by the Borrower’s board of directors or shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election was previously so approved). “Credit Documents” means a collective reference to this Agreement, the Notes, any Joinder Agreement and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto (excluding, however, any agreements, instruments or other documents relating to any Bank Product). “Credit Exposure” means, as to any Lender at any time (a) if its Commitment is in existence at such time, the amount of its Commitment and (b) if its Commitment is not in existence at such time, the aggregate principal amount at such time of its outstanding Loans. “Credit Exposure Percentage” means, at any time with respect to any Lender, a percentage obtained by dividing such Lender’s Credit Exposure at such time by the aggregate Credit Exposure of all Lenders at such time. “Credit Party” means any of the Borrower or the Guarantors. “Credit Party Obligations” means, without duplication, (a) all Obligations and (b) all liabilities and obligations, whenever arising, owing from any Credit Party or any of its Subsidiaries to any Bank Product Provider arising under any Bank Product permitted pursuant to Section 6.1(e), but in all cases excluding Excluded Swap Obligations. “Debtor Relief Laws” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect. “Default” means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default. “Default Rate” means an interest rate equal to (i) for Alternate Base Rate Loans, (A) the Alternate Base Rate plus (B) the Applicable Percentage applicable to Alternate Base Rate Loans plus (C) 2.00% per annum, (ii) for SOFR Loans, (A) Adjusted Term SOFR plus (B) the Applicable Percentage applicable to

15890262v6 12 #96707798v6 SOFR Loans plus (C) 2.00% per annum and (iii) when used with respect to any other fee or amount due hereunder, a rate equal to the Applicable Percentage applicable to Alternate Base Rate Loans plus 2.00% per annum. “Defaulting Lender” means, subject to Section 2.17(b) any Lender that, (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.17(b)) upon delivery of written notice of such determination to the Borrower and each Lender. “Dollars” and “$” means dollars in lawful currency of the United States of America. “Domestic Subsidiary” means any Subsidiary that is organized and existing under the laws of the United States or any state or commonwealth thereof or under the laws of the District of Columbia. “EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent. “EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

15890262v6 13 #96707798v6 “EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any credit institution or investment firm established in any EEA Member Country. “Effective Date” means the date hereof. “Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, and (ii) unless an Event of Default has occurred, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include (A) any Credit Party or any of the Credit Party’s Affiliates or Subsidiaries or (B) any Defaulting Lender (or any of its Affiliates). “Environmental Laws” means any and all applicable foreign, federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority regulating, relating to or imposing liability or standards of conduct concerning protection of human health, to the extent related to human exposure to Materials of Environmental Concern, or the environment, as now or may at any time be in effect during the term of this Agreement. “Equity Interests” means (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests and (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distribution of assets of, the issuing Person. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections. “ERISA Affiliate” means an entity which is under common control with any Credit Party within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group which includes any Credit Party and which is treated as a single employer under Sections 414(b) or (c) of the Code. “Erroneous Payment” has the meaning assigned thereto in Section 8.12(a). “Erroneous Payment Deficiency Assignment” has the meaning assigned thereto in Section 8.12(d). “Erroneous Payment Return Deficiency” has the meaning assigned thereto in Section 8.12(d). “EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor thereto), as in effect from time to time. “Event of Default” means such term as defined in Section 7.1. “Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty Obligation with respect thereto) is or

15890262v6 14 #96707798v6 becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guaranty of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes illegal. “Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.16(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.15, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.15(g) and (d) any U.S. federal withholding Taxes imposed under FATCA. “Existing Revolving Credit Agreement” means that certain Fourth Amended and Restated Credit Agreement, dated as of June 14, 2022, by and among the Borrower, the guarantors party thereto, the lenders party thereto and Wells Fargo, as administrative agent. “Extension of Credit” means, as to any Lender, the making of a Loan by such Lender, any conversion of a Loan from one Type to another Type or any extension of any Loan by such Lender. “FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities entered into in connection with the implementation of the foregoing. “Federal Funds Rate” has the meaning set forth in the definition of Alternate Base Rate. “Fees” means all fees payable pursuant to Section 2.7. “Finance Lease” means, as applied to any Person, any lease of any Property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a finance lease on the balance sheet of that Person. “Floor” means a rate of interest equal to 0%. “Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States

15890262v6 15 #96707798v6 of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction. “FRB” means the Board of Governors of the Federal Reserve System of the United States. “Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business. “Funded Debt” means, with respect to any Person, without duplication, the sum of (a) all Indebtedness of such Person (other than the Indebtedness set forth in clauses (e), (g), (i) and (j) of such definition), plus (b) the maximum amount of all letters of credit issued or bankers’ acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed) other than (i) commercial letters of credit, bankers acceptances, or the functional equivalent thereof issued to support payment obligations in connection with trade payables incurred in the ordinary course of business and (ii) standby letters of credit having an aggregate stated amount of up to $15,000,000, plus (c) all Guaranty Obligations of such Person with respect to Indebtedness of another Person of the type described in clauses (a) and (b) hereof; provided, however, clause (b) shall be deleted in its entirety following a Senior Note Event to the extent a corresponding provision is not included in the applicable Note Purchase Agreement. “GAAP” means generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of Section 1.3 hereof. “Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank). “Guarantors” means (a) any of the Subsidiaries identified as a “Guarantor” on the signature pages hereto and (b) any Person which executes a Joinder Agreement, together with their successors and permitted assigns. “Guaranty” means the guaranty of the Guarantors set forth in Section 9. “Guaranty Obligations” means, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (a) to purchase any such Indebtedness or any property constituting security therefore, (b) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (c) to lease or purchase Property, securities or services primarily for the purpose of assuring the holder of such Indebtedness of the payment or performance thereof, or (d) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Guaranty Obligation shall (subject to any limitations set forth therein) be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such

15890262v6 16 #96707798v6 Guaranty Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof. “Hedging Agreements” means, with respect to any Person, any agreement entered into to protect such Person against fluctuations in interest rates, or currency or raw materials values, including, without limitation, any interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more counterparties, any foreign currency exchange agreement, currency protection agreements, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements. “Immaterial Domestic Subsidiary” means, on any date of determination, any Domestic Subsidiary of the Borrower that, together with its Subsidiaries, (a) generates less than 5% of the Consolidated revenues of the Borrower and its Subsidiaries on a Pro Forma Basis for the four (4) fiscal quarter period most recently ended for which financial statements have been delivered (or are required to have been delivered) under Section 5.1, or (b) owns assets of less than 5% of Consolidated Assets as reflected in the financial statements most recently delivered on or prior to such date. “Indebtedness” means, with respect to any Person, without duplication: (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person incurred, issued or assumed as the deferred purchase price of property or services purchased by such Person that would appear as liabilities on a balance sheet of such Person and that are (i) due more than six months from the date of incurrence of such obligations or (ii) evidenced by a note or a similar written instrument, in each case, other than trade debt and other accrued liabilities incurred in the ordinary course of business that are not overdue by more than 90 days or that are currently being contested in good faith, (e) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed; provided that so long as such Indebtedness is non-recourse to such Person, only the portion of such obligations which is secured shall constitute Indebtedness hereunder, (g) all Guaranty Obligations of such Person with respect to Indebtedness of another Person,

15890262v6 17 #96707798v6 (h) the principal portion of all obligations of such Person under Finance Leases, synthetic leases, tax retention operating leases, off-balance sheet loans or similar off-balance sheet financing products plus any accrued interest thereon, (i) all obligations of such Person under Hedging Agreements to the extent required to be accounted for as a liability under GAAP, excluding any portion thereof which would be accounted for as interest expense under GAAP, (j) the maximum amount of all letters of credit issued or bankers’ acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed) other than commercial letters of credit, bankers acceptances, or the functional equivalent thereof issued to support payment obligations in connection with trade payables incurred in the ordinary course of business, (k) all preferred Equity Interests issued by such Person and which by the terms thereof could be (at the request of the holders thereof or otherwise) subject to mandatory sinking fund payments prior to the date six months after the Maturity Date, redemption prior to the date six months after the Maturity Date or other acceleration, and (l) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. “Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Credit Document and (b) to the extent not otherwise described in (a), Other Taxes. “Initial Closing Date” means the date on which the Initial Loans are made following the satisfaction or waiver of the conditions precedent set forth in Section 4.2 in accordance with the terms thereof. “Initial Loan” or “Initial Loans” shall have the meaning set forth in Section 2.1(a). “Initial Senior Notes” shall have the meaning set forth in the definition of Senior Notes. “Insolvency” means, with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of such term as used in Section 4245 of ERISA. “Interest Coverage Ratio” means, as of any date of determination, the ratio of (i) Consolidated EBITDA for the four (4) consecutive fiscal quarter period ending on such date, to (ii) Consolidated Interest Expense paid or payable in cash during the four (4) consecutive fiscal quarter period ending on such date. “Interest Expense” means, with respect to any Person, as of any date of determination for the four (4) consecutive fiscal quarter period ending on such date, the sum of the amount of interest paid or accrued in respect of such period. “Interest Payment Date” means (a) as to any Alternate Base Rate Loan bearing interest at the Alternate Base Rate, the last day of each March, June, September and December and on the Maturity Date, (b) as to any SOFR Loan having an Interest Period of three months or less, the last day of such

15890262v6 18 #96707798v6 Interest Period, and (c) as to any SOFR Loan having an Interest Period longer than three months, each day which is three months after the first day of such Interest Period and the last day of such Interest Period. “Interest Period” means, as to any SOFR Loan, a period of one, three or six months duration, as the Borrower may elect, commencing in each case, on the date of the borrowing (including conversions, extensions and renewals); provided, however, (i) if any Interest Period that would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day, (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month, (iii) any Interest Period in respect of any Loan that would otherwise extend beyond the Maturity Date is due on the Maturity Date, (iv) no more than six (6) Interest Periods may be in effect at any time and (v) no tenor that has been removed from this definition pursuant to Section 2.11(c)(iv) shall be available for specification in any Notice of Borrowing or Notice of Extension/Conversion. For purposes hereof, SOFR Loans with different Interest Periods shall be considered as separate SOFR Loans, even if they shall begin on the same date and have the same duration, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new SOFR Loan with a single Interest Period. “Investment” has the meaning set forth in Section 6.5. “Joinder Agreement” means a Joinder Agreement in substantially the form of Exhibit 5.8, executed and delivered by each Person required to become a Guarantor in accordance with the provisions of Section 5.8. “Kite” means Kimball International, Inc., an Indiana corporation. “Kite Acquisition” means the proposed merger of Ozark Merger Sub, Inc., an Indiana corporation and a Subsidiary of the Borrower, with and into Kite, with Kite surviving the merger as a Subsidiary of the Borrower, pursuant to the Kite Acquisition Agreement. “Kite Acquisition Agreement” means the Agreement and Plan of Merger, dated as of the Kite Acquisition Signing Date, among the Borrower, Ozark Merger Sub, Inc., an Indiana corporation, and Kite (including all schedules and exhibits thereto). “Kite Acquisition Agreement Representations” has the meaning given to such term in Section 4.2(b). “Kite Acquisition Closing Date” means the date on which the Kite Acquisition is consummated. “Kite Acquisition Signing Date” means March 7, 2023. “Kite Bridge Arrangers” means WFS and U.S. Bank. “Kite Bridge Facility” means that certain senior unsecured bridge credit facility providing for up to $440,000,000 in senior unsecured bridge loans available to the Borrower arranged by the Kite Bridge Arrangers and used to (i) finance a portion of the consideration paid by the Borrower to consummate the Kite Acquisition, (ii) effect all or a portion of the Kite Refinancing, and/or (iii) pay fees, costs, commissions and expenses in connection with the Kite Transactions, all as contemplated in that certain

15890262v6 19 #96707798v6 Commitment Letter, dated as of March 7, 2023, among Wells Fargo, the Kite Bridge Arrangers and the Borrower. “Kite Closing Financial Statements” means all financial statements of Kite that have been delivered to the Borrower pursuant to the Kite Acquisition Agreement prior to the Kite Acquisition Closing Date. “Kite Refinancing” means, prior to, or substantially contemporaneously with, the consummation of the Kite Acquisition, the principal, accrued and unpaid interest, fees, premium, if any, and other amounts (other than (x) obligations not then due and payable or that by their terms survive the termination thereof and (y) certain existing letters of credit, bank guarantees, bankers’ acceptances and similar documents and instruments outstanding under the Existing Kite Credit Facility (as defined below) that on the Kite Acquisition Closing Date will be grandfathered into, or backstopped by, this Agreement in accordance with the terms hereof or cash collateralized in a manner satisfactory to the issuing banks thereof) under that certain Amended and Restated Credit Agreement, dated as of October 24, 2019 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Kite Credit Facility”), among, among others, Kimball International, Inc., as borrower, the lenders referred to therein, JPMorgan Chase Bank, National Association, as administrative agent, and the other parties thereto, will be repaid in full and all commitments to extend credit thereunder will be terminated and any security interests and guarantees in connection therewith shall be terminated and/or released (or arrangements for such repayment, termination and release shall have been made). “Kite Transactions” means, collectively, (a) the Kite Acquisition, (b) the issuance or incurrence of Indebtedness (including the making of Loans) to finance a portion of the consideration paid by the Borrower to consummate the Kite Acquisition, (c) the Kite Refinancing, (d) the preparation, execution and delivery of the Revolving Credit Agreement First Amendment, which amends the Existing Revolving Credit Agreement to, among other things, permit a one-time draw to consummate the Kite Acquisition, (e) the preparation, execution and delivery of this Agreement and the other Credit Documents and (f) the payment of fees, costs, commissions and expenses in connection with each of the foregoing. “Lead Arrangers” means WFS and U.S. Bank, together with their respective successors and assigns. “Lenders” means each of the Persons identified as a “Lender” on the signature pages hereto, and their respective successors and assigns. “Lending Office” means, with respect to any Lender, the office of such Lender maintaining such Lender’s Extensions of Credit, which office may, to the extent the applicable Lender notifies the Administrative Agent in writing, include an office of any Affiliate of such Lender or any domestic or foreign branch of such Lender or Affiliate. “Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Debt as of such date to (b) Consolidated EBITDA for the four (4) consecutive fiscal quarter period ending on such date. “Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind (including any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform Commercial Code as adopted and in effect in the relevant jurisdiction or other similar recording or notice statute, and any lease in the nature thereof).

15890262v6 20 #96707798v6 “Loan” or “Loans” means, collectively, the Initial Loans and any Additional Loans. “Material” means material in relation to the business, operations, affairs, financial condition, assets, or properties of the Borrower and its Subsidiaries taken as a whole. “Material Domestic Subsidiary” means any Domestic Subsidiary that is not an Immaterial Domestic Subsidiary. “Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), or financial condition of the Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Credit Parties, taken as a whole, to perform their obligations under this Agreement or any of the other Credit Documents; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability of this Agreement or any of the other Credit Documents. “Materials of Environmental Concern” means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials, or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation. “Maturity Date” means, as to each Lender, the fifth (5th) anniversary of the Effective Date; provided that if the Maturity Date is not a Business Day, the Maturity Date shall be the immediately preceding Business Day. “Moody’s” means Moody’s Investors Service, Inc., or any successor or assignee of the business of such company in the business of rating securities. “Multiemployer Plan” means a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA. “Net Leverage Ratio” shall mean, as of any date of determination, the ratio of (a) Consolidated Funded Debt as of such date minus Unrestricted Cash (it being understood that the proceeds of any simultaneous issuance of Indebtedness shall not be netted for purposes of any pro forma calculation of the Net Leverage Ratio) to (b) Consolidated EBITDA for the four (4) consecutive fiscal quarter period ending on such date. “Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all or all affected Lenders in accordance with the terms of Section 10.1 and (ii) has been approved by the Required Lenders. “Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time. “Non-Guarantor Subsidiaries” means Subsidiaries of the Borrower that are not Guarantors. “Non-Wholly-Owned Subsidiary” means any Subsidiary that is not a Wholly-Owned Subsidiary. “Note” or “Notes” means a promissory note of the Borrower in favor of a Lender evidencing the Loans made by that Lender, in substantially the form set forth in Exhibit 2.1(e), as such promissory note may be amended, modified, supplemented, extended, renewed or replaced from time to time.

15890262v6 21 #96707798v6 “Note Purchase Agreement” means (a) the Note Purchase Agreement, dated May 31, 2018, by and among the Borrower and the purchasers party thereto, with respect to the Initial Senior Notes, in the initial aggregate principal amount of $100,000,000 and (b) any other note purchase agreement entered into by the Borrower in connection with a note issuance pursuant to clause (c) of the definition of Senior Notes, as each of the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. “Notice of Borrowing” means a written notice of borrowing in substantially the form of Exhibit 2.1(b)(i), as required by Section 2.1(b)(i). “Notice of Extension/Conversion” means the written notice of extension or conversion in substantially the form of Exhibit 2.4, as required by Section 2.4. “Obligations” means, without duplication, all of the obligations of the Credit Parties to the Lenders and the Administrative Agent, whenever arising, under this Agreement or any of the other Credit Documents (including, but not limited to, any interest accruing after the occurrence of a filing of a petition of bankruptcy under the Bankruptcy Code with respect to any Credit Party, regardless of whether such interest is an allowed claim under the Bankruptcy Code). In no event shall the Obligations include any Excluded Swap Obligations. “OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control. “Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan or Credit Document). “Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.16). “Overnight Rate” means, for any day, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions; provided that in no event shall the Overnight Rate be less than 0%. “Participant” has the meaning set forth in Section 10.6(d). “Participant Register” has the meaning specified in Section 10.6(d). “Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)), as amended or modified from time to time. “Payment Event of Default” means an Event of Default specified in Section 7.1(a).

15890262v6 22 #96707798v6 “PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA. “Pearl City” means Pearl City Insurance Company, an Arizona corporation. “Permitted Acquisition” means any acquisition or any series of related acquisitions by the Borrower or any of its Subsidiaries of substantially all of the assets or a majority of the Voting Stock of a Person, or any division, line of business or other business unit of a Person (such Person or such division, line of business or other business unit of such Person referred to herein as the “Target”), in each case that is a type of business (or assets used in a type of business) permitted to be engaged in by the Credit Parties and their Subsidiaries pursuant to Section 6.3 hereof, so long as (a) no Default or Event of Default shall then exist or would exist after giving effect thereto, (b) the Credit Parties will be in compliance on a Pro Forma Basis with all of the terms and provisions of the financial covenants set forth in Section 5.9 after giving effect to such acquisition, (c) the Target executes a Joinder Agreement in accordance with, if required by, the terms of Section 5.8, (d) immediately after giving effect to such acquisition, (i) there shall be at least $10,000,000 of borrowing availability under the Aggregate Revolving Committed Amount and (ii) there shall be at least $20,000,000 in the aggregate of Unrestricted Cash and borrowing availability under the Aggregate Revolving Committed Amount, (e) such acquisition shall not be a “hostile” acquisition and shall have been approved by the board of directors (or equivalent) and/or shareholders (or equivalent) of the applicable Credit Party and the Target and (f) if the purchase price for such acquisition is in excess of $50,000,000, the Borrower delivers a certificate with respect to such acquisition in accordance with Section 5.2(e). “Permitted Investments” has the meaning set forth in Section 6.5. “Permitted Liens” means: (a) Liens created by or otherwise existing, under or in connection with this Agreement or the other Credit Documents in favor of the Lenders; (b) purchase money Liens securing purchase money indebtedness and Liens arising in connection with Finance Leases, to the extent each is permitted under Section 6.1(d); (c) Liens for taxes, assessments, charges or other governmental levies not yet due or as to which the period of grace, if any, related thereto has not expired or which are being contested in good faith by appropriate proceedings diligently pursued, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP (or, in the case of Subsidiaries with significant operations outside of the United States of America, generally accepted accounting principles in effect from time to time in their respective jurisdictions of incorporation); (d) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than sixty (60) days or which are being contested in good faith by appropriate proceedings diligently pursued, provided that (i) any proceedings commenced for the enforcement of such Liens and encumbrances shall have been duly suspended and (ii) adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP (or, in the case of Subsidiaries with significant operations outside of the United States of America, generally accepted accounting principles in effect from time to time in their respective jurisdictions of incorporation);

15890262v6 23 #96707798v6 (e) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements; (f) Liens to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (g) Liens existing on the Revolving Credit Agreement Closing Date and set forth on Schedule 6.2; provided that no such Lien shall at any time be extended to cover property or assets other than the property or assets subject thereto on the Revolving Credit Agreement Closing Date (other than improvements thereto or, if required by the terms of the document or instrument creating or governing such Lien as in effect on the Revolving Credit Agreement Closing Date, additions thereto and replacements and substitutions therefor); (h) Liens in favor of Pearl City on assets of the Borrower and its Subsidiaries (other than accounts receivable and inventory) securing extensions of credit from Pearl City to the Borrower and its Subsidiaries in an aggregate principal amount not to exceed $120,000,000 at any time outstanding. (i) Liens arising in the ordinary course of the Borrower’s or any Subsidiary’s business that (i) do not secure Indebtedness and (ii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business; (j) Liens at any time of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which Borrower or a Subsidiary shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured; (k) minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of Borrower and the Subsidiaries; (l) (i) Liens in favor of a Credit Party securing Indebtedness of another Credit Party or a Non-Guarantor Subsidiary, and (ii) Liens in favor of a Non-Guarantor Subsidiary securing indebtedness of another Non-Guarantor Subsidiary; (m) customary rights of setoff, revocation, refund or chargeback under deposit agreements or under applicable law, of banks or other financial institutions where the Borrower or its Subsidiaries maintain deposits in the ordinary course of business; (n) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses; provided that such extension, renewal or replacement Lien shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements on such property); (o) Reserved;

15890262v6 24 #96707798v6 (p) Liens in favor of the Issuing Lenders (as defined in the Revolving Credit Agreement) and/or Swingline Lender (as defined in the Revolving Credit Agreement) to cash collateralize or otherwise secure the obligations of a Defaulting Lender (as defined in the Revolving Credit Agreement) to fund risk participations under the Revolving Credit Agreement; and (q) other Liens in addition to those permitted by the foregoing clauses secured by assets of the Borrower and its Subsidiaries with a fair market value not to exceed 7.5% of Consolidated Net Tangible Assets determined at such time; provided that the Indebtedness secured by such Liens shall not exceed 7.5% of Consolidated Net Tangible Assets. “Person” means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise (whether or not incorporated) or any Governmental Authority. “Plan” means any employee benefit plan (as defined in Section 3(3) of ERISA) which is covered by ERISA and with respect to which any Credit Party or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA. “Prime Rate” has the meaning set forth in the definition of Alternate Base Rate. “Pro Forma Basis” means, with respect to any transaction, that such transaction shall be deemed to have occurred as of the first day of the twelve-month period ending as of the most recent quarter end preceding the date of such transaction. “Properties” has the meaning given to such term in Section 3.13(a). “Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible. “PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time. “Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Credit Party that has total assets exceeding $10,000,000 at the time the relevant Guaranty or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act. “Qualified Permitted Acquisition” means a Permitted Acquisition where the purchase price is equal to or greater than $50,000,000. “Recipient” means (a) the Administrative Agent or (b) any Lender, as applicable. “Recovery Event” means the receipt by the Borrower or any of its Subsidiaries of any cash insurance proceeds or condemnation award payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of their respective property or assets. “Register” has the meaning set forth in Section 10.6(c).

15890262v6 25 #96707798v6 “Regulation T, U or X” means Regulation T, U or X, respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof. “Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates. “Relevant Governmental Body” means the FRB or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the FRB or the Federal Reserve Bank of New York, or any successor thereto. “Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty-day notice period is waived under PBGC Reg. §4043. “Required Lenders” means, as of any date of determination, Lenders collectively having Credit Exposures representing more than 50% of the Credit Exposures of all Lenders; provided that the Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time. “Requirement of Law” means, as to any Person, (a) the articles or certificate of incorporation, by- laws or other organizational or governing documents of such Person, and (b) all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes, executive orders, and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority (in each case whether or not having the force of law); in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its material property is subject. “Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority. “Responsible Officer” means, for any Credit Party, the chief executive officer, the treasurer, controller, the president, the vice-president or the chief financial officer of such Credit Party and any additional responsible officer that is designated as such to the Administrative Agent. “Revolving Credit Agreement First Amendment” means that certain First Amendment to Fourth Amended and Restated Credit Agreement, dated as of March 14, 2023, by and among the Borrower, the guarantors party thereto, the lenders party thereto and the Administrative Agent. “Revolving Credit Agreement” means the Existing Revolving Credit Agreement, as amended by the Revolving Credit Agreement First Amendment. “Revolving Credit Agreement Closing Date” means June 14, 2022. “S&P” means Standard & Poor’s Ratings Group, a division of McGraw Hill, Inc., or any successor or assignee of the business of such division. “Sanctions” means any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and anti-terrorism laws, including but not limited to those imposed, administered or enforced from time to time by the U.S. government (including those administered by OFAC or the U.S. Department of State), the United Nations Security Council, the European Union, His

15890262v6 26 #96707798v6 Majesty’s Treasury, or other relevant sanctions authority with jurisdiction over any Lender, the Borrower or any of its Subsidiaries or Affiliates. “Sanctioned Country” means at any time, a country, territory or region which is itself the subject or target of any Sanctions. “Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC (including, without limitation, OFAC’s Specially Designated Nationals and Blocked Persons List and OFAC’s Consolidated Non-SDN List), the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in clauses (a) and (b), including a Person that is deemed by OFAC to be a Sanctions target based on the ownership of such legal entity by Sanctioned Peron(s) or (d) any Person otherwise a target of Sanctions, including vessels and aircraft, that are designated under any Sanctions program. “Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002. “Security” means “security” as defined in Section 2(1) of the Securities Act of 1933, as amended. “Senior Notes” means (a) the Borrower’s $50,000,000 4.22% Series A Senior Notes due May 31, 2025 (the “Series A Notes”), (b) the Borrower’s $50,000,000 4.40% Series B Senior Notes due May 31, 2028 (the “Series B Notes”, together with the Series A Notes, the “Initial Senior Notes”) and (c) any additional series of senior notes of the Borrower; provided, that, in the case of clause (c), (i) such senior notes shall be unsecured, (ii) the representations, covenants and events of default in respect of such senior notes (other than interest rate and fees) are either (A) substantially similar to those in respect of the Initial Senior Notes (as reasonably determined by the Borrower in good faith) or (B) no more restrictive on the applicable obligor than the representations, covenants and Events of Default hereof (as reasonably determined by the Borrower in good faith) and (iii) the scheduled maturity date of such senior notes shall be no earlier than six months following the Maturity Date and such Indebtedness shall not be subject to amortization or mandatory prepayment (other than upon a change of control or upon acceleration as a result of a default under such Indebtedness) prior to such date. For the avoidance of doubt, no Note Purchase Agreement may be amended after the Effective Date in a manner that makes the representations, covenants and events of default contained therein more restrictive on the applicable obligor than the representations, covenants and Events of Default hereof (as reasonably determined by the Borrower in good faith). “Senior Note Event” means either (a) the payment in full and termination of all Senior Notes or (b) with respect to any applicable provision contained herein (the “Applicable Provision”), (i) an amendment to the applicable Note Purchase Agreement to revise or remove the corresponding Applicable Provision contained in such Note Purchase Agreement (or to conform any Applicable Provision that would apply after such Senior Note Event) or (ii) the issuance of new Senior Notes that do not include a corresponding Applicable Provision, or contain an Applicable Provision that has been conformed to the Applicable Provision that would apply after such Senior Note Event. “Single Employer Plan” means any Plan covered by title IV of ERISA which is not a Multiemployer Plan. “SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

15890262v6 27 #96707798v6 “SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate). “SOFR Loan” means any Loan bearing interest at a rate based on Adjusted Term SOFR as provided in Section 2.1(b), other than pursuant to clause (c) of the definition of Alternate Base Rate. “Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power to elect a majority of the directors or other managers of such corporation, partnership, limited liability company or other entity (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) are at the time owned by such Person directly or indirectly through Subsidiaries. Unless otherwise identified, “Subsidiary” or “Subsidiaries” means Subsidiaries of the Borrower. “Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act. “Target” has the meaning set forth in the definition of Permitted Acquisition. “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto. “Term SOFR” means, (a) for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (Eastern time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and (b) for any calculation with respect to an Alternate Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (Eastern time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not

15890262v6 28 #96707798v6 more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day. “Term SOFR Adjustment” means a percentage equal to 0.10% per annum. “Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion). “Term SOFR Reference Rate” means the forward-looking term rate based on SOFR. “Ticking Fee” has the meaning set forth in Section 2.7(a). “Trade Date” has the meaning specified in Section 10.6(h)(i). “Transactions” means, collectively, the Kite Transactions, the making of the Initial Loans on the Initial Closing Date in accordance with this Agreement and the other Credit Documents and the other transactions contemplated hereby to occur in connection with the execution and delivery of this Agreement, the other Credit Documents and such closing, and the payment of fees and expenses in connection with all of the foregoing. “Type” means, as to any Loan, its nature as an Alternate Base Rate Loan or SOFR Loan, as the case may be. “UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms. “UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution. “Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment. “Unrestricted Cash” means, as of any date of determination, cash and Cash Equivalents of the Credit Parties on deposit that are readily available to the Credit Parties without causing any adverse tax consequences and that are not subject to any Lien other than a Lien in favor of the Administrative Agent, on behalf of the Lenders. “U.S. Bank” means U.S. Bank National Association. “U.S. Borrower” means any Borrower that is a U.S. Person. “U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government; provided, that for purposes of notice requirements in Sections 2.1(b), 2.4, and 2.5(a), in each case, such day is also a Business Day.

15890262v6 29 #96707798v6 “U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code. “U.S. Tax Compliance Certificate” has the meaning specified in Section 2.15. “Voting Stock” means, with respect to any Person, Equity Interests issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency. “Wells Fargo” means Wells Fargo Bank, National Association and its successors. “WFS” means Wells Fargo Securities, LLC. “Wholly-Owned Subsidiary” means, at any time, any Subsidiary of which all of the equity interests (except directors’ qualifying shares or shares aggregating less than 1% of the outstanding shares of such Subsidiary which are owned by individuals) and voting interests are owned by any one or more of the Borrower and the Borrower’s other Wholly-Owned Subsidiaries at such time. “Withholding Agent” means the Borrower and the Administrative Agent. “Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers. 1.2 Computation of Time Periods, Etc. All time references in this Agreement and the other Credit Documents shall be to New York, New York time unless otherwise indicated. For purposes of computation of periods of time hereunder, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.” 1.3 Accounting Terms. (a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the most recently delivered audited Consolidated financial statements of the Borrower, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal

15890262v6 30 #96707798v6 amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded. (b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Credit Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Notwithstanding any other provision contained herein, all obligations of any Person that are or would have been treated as operating leases for purposes of GAAP prior to the effectiveness of FASB ASC 842 shall continue to be accounted for as operating leases for purposes of all financial definitions and calculations for purpose of this Agreement (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with FASB ASC 842 (on a prospective or retroactive basis or otherwise) to be listed on the balance sheet in the financial statements. (c) Financial Covenant Calculations. The parties hereto acknowledge and agree that, for purposes of all calculations made in determining compliance for any applicable period with the financial covenants set forth in Section 5.9 and for purposes of determining the Applicable Percentage, (i) after consummation of any Permitted Acquisition, (A) income statement items and other balance sheet items (whether positive or negative) attributable to the Target acquired in such transaction shall be included in such calculations to the extent relating to such applicable period, subject to adjustments mutually acceptable to the Borrower and the Administrative Agent and (B) Indebtedness of a Target which is retired in connection with a Permitted Acquisition shall be excluded from such calculations and deemed to have been retired as of the first day of such applicable period and (ii) after any asset disposition permitted by Section 6.4, (A) income statement items, cash flow statement items and balance sheet items (whether positive or negative) attributable to the property or assets disposed of shall be excluded in such calculations to the extent relating to such applicable period, subject to adjustments mutually acceptable to the Borrower and the Administrative Agent and (B) Indebtedness that is repaid with the proceeds of such asset disposition shall be excluded from such calculations and deemed to have been repaid as of the first day of such applicable period. 1.4 Execution of Documents. Unless otherwise specified, all Credit Documents and all other certificates executed in connection therewith must be signed by an Authorized Officer. 1.5 Rates. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or with respect to any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate

15890262v6 31 #96707798v6 (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 2.11(c), will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of a Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service. 1.6 Divisions. For all purposes under the Credit Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time. SECTION 2 CREDIT FACILITY 2.1 Term Loans. (a) Initial Loans. During the period beginning on the Effective Date and ending on the Commitment Termination Date, subject to the terms and conditions hereof, each Lender severally agrees to make term loans in Dollars (the “Initial Loans”) to the Borrower in a single draw on the Initial Closing Date in the amount of such Lender’s Commitment. The Initial Loans may consist of Alternate Base Rate Loans or SOFR Loans, or a combination thereof, as the Borrower may request. (b) Procedure for all Loan Borrowings. (i) Notice of Borrowing. The Borrower shall request a Loan borrowing by delivering a Notice of Borrowing (or telephone notice promptly confirmed in writing through a Notice of Borrowing) to the Administrative Agent not later than 11:00 A.M. on the Business Day of the requested borrowing in the case of Alternate Base Rate Loans, and on the third U.S. Government Securities Business Day prior to the date of the requested borrowing in the case of SOFR Loans. Each such Notice of Borrowing shall be irrevocable and shall specify (A) that a Loan is requested, (B) the date of the requested borrowing (which shall be a Business Day), (C) the aggregate principal amount to be borrowed, and (D) whether the borrowing shall be comprised of Alternate Base Rate Loans, SOFR Loans or a combination thereof, and if SOFR Loans are requested, the Interest Period(s) therefor. If the Borrower shall fail to specify in any such Notice of Borrowing (1) an applicable Interest Period in the case of a SOFR Loan, then such notice shall be deemed to be a request for an Interest Period of one month, or (2) the Type of

15890262v6 32 #96707798v6 Loan requested, then such notice shall be deemed to be a request for an Alternate Base Rate Loan hereunder. The Administrative Agent shall give notice to each Lender, promptly upon receipt of each Notice of Borrowing pursuant to this Section 2.1(b)(i), of the contents thereof and of each such Lender’s share of any borrowing to be made pursuant thereto. Notwithstanding the foregoing, the Borrower may not request that any Loans be made as SOFR Loans prior to the third Business Day following the Effective Date the unless the Borrower has delivered to the Administrative Agent a letter in form and substance reasonably satisfactory to the Administrative Agent indemnifying the Lenders in the manner set forth in Section 2.14 of this Agreement. (ii) Advances. Each Lender will make its Loan available in the amount of its Commitment to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in Section 10.2, or at such office as the Administrative Agent may designate in writing, by 1:00 P.M. on the date specified in the applicable Notice of Borrowing in Dollars and in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent by crediting the account designated by the Borrower with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent. (c) Repayment. The principal amount of all Loans shall be due and payable in full on the Maturity Date. (d) Interest. Subject to the provisions of Section 2.3: (i) Alternate Base Rate Loans. During such periods as Loans shall be comprised in whole or in part of Alternate Base Rate Loans, such Alternate Base Rate Loans shall bear interest at a per annum rate equal to the Alternate Base Rate plus the Applicable Percentage; (ii) SOFR Loans. During such periods as Loans shall be comprised in whole or in part of SOFR Loans, such SOFR Loans shall bear interest at a per annum rate equal to Adjusted Term SOFR plus the Applicable Percentage. Interest on Loans shall be payable in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein). (e) Notes. The Loans shall be further evidenced by a duly executed Note in favor of each Lender in the form of Exhibit 2.1(e) attached hereto, if requested by such Lender. 2.2 Additional Loans. Subject to the terms and conditions set forth herein, so long as no Default or Event of Default shall have occurred and be continuing, the Borrower shall have the right from time to time on or after the Effective Date to establish commitments to incur additional Indebtedness under this Agreement in the form of term loans (the “Additional Loans”), in an aggregate amount of up to $140,000,000. The following terms and conditions shall apply to any borrowing of Additional Loans: (A) Additional Loans may be incurred concurrently with or after, but not prior to, the Initial Closing, (B) the initial principal amount of all Additional Loans made under this Agreement shall not exceed $140,000,000, (C) any Additional Loans shall have the same terms (including interest rate, but not including upfront fees) as the Initial Loans, (D) the loans made under any Additional Loan facilities shall constitute Credit Party Obligations, (E) any Additional Loan shall have the same maturity as the existing Loans and shall be subject to mandatory prepayments as set forth in Section 2.5(b), (F) any Additional

15890262v6 33 #96707798v6 Loans shall be entitled to the same voting rights as the existing Loans and shall be entitled to receive proceeds of prepayments on the same basis as comparable Loans, (G) any Additional Loans shall be obtained from existing Lenders or from other banks, financial institutions or investment funds reasonably acceptable to the Administrative Agent, in each case in accordance with the terms set forth below (such Persons being referred to herein as the “Additional Loan Lenders”); provided that no Lender will be required otherwise obligated to provide any portion of any Additional Loan, (H) each Additional Loan shall be in a minimum principal amount of $10,000,000 and integral multiples of $1,000,000 in excess thereof, (I) the proceeds of any Additional Loans will be used for the purposes set forth in Section 3.10(b), (J) the Borrower shall execute such promissory notes as are necessary and requested by the Additional Loan Lenders to reflect the Additional Loans, (K) the conditions to Extensions of Credit in Section 4.3 shall have been satisfied at the time any Additional Loans are made (both before and after giving effect thereto) and (L) the Administrative Agent shall have received from the Borrower (1) updated financial projections and an officer’s certificate, in each case in form and substance reasonably satisfactory to the Administrative Agent, demonstrating satisfaction of the conditions set forth in Section 4.3(c), and (2) such other documentation as the Administrative Agent may reasonably request, including, without limitation, corporate authorization documentation and legal opinions. Each Additional Loan Lender providing all or any portion of an Additional Loan shall enter into such joinder agreements to give effect thereto as the Administrative Agent and the Borrower may reasonably request. Notwithstanding any provision of this Agreement to the contrary, the Administrative Agent is authorized (with the consent of the Borrower and the Additional Loan Lenders), to enter into, on behalf of all Lenders, any amendment, modification or supplement to this Agreement or any other Credit Document as may be necessary to incorporate the terms of any Additional Loans. 2.3 Default Rate. Upon the occurrence and during the continuance of a (a) Bankruptcy Event or a Payment Event of Default, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents shall automatically bear interest at a rate per annum which is equal to the Default Rate and (b) any other Event of Default hereunder, at the option of the Required Lenders, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents shall automatically bear interest, at a per annum rate which is equal to the Default Rate, in each case from the date of such Event of Default until such Event of Default is waived in accordance with Section 10.1. Any default interest owing under this Section shall be due and payable on the earlier to occur of (x) demand by the Administrative Agent (which demand the Administrative Agent shall make if directed by the Required Lenders) and (y) the Maturity Date. 2.4 Extension and Conversion. The Borrower shall have the option, on any Business Day, to extend existing Loans into a subsequent permissible Interest Period or to convert Loans into Loans of another Type; provided, however, that (a) except as expressly provided otherwise in this Agreement, SOFR Loans may be converted into Alternate Base Rate Loans only on the last day of the Interest Period applicable thereto, (b) SOFR Loans may be extended, and Alternate Base Rate Loans may be converted into SOFR Loans, only if the conditions in Section 4.2 have been satisfied and (c) Loans extended as, or converted into, SOFR Loans shall be subject to the terms of the definition of “Interest Period” set forth in Section 1.1 and shall be in a minimum aggregate principal amount of $2,000,000 and integral multiples of $1,000,000 in excess thereof (or the entire remaining amount of outstanding Loans, if less). Any request for extension or conversion of a SOFR Loan which shall fail to specify an Interest Period shall be deemed to be a request for an Interest Period of one month. Each such extension or conversion shall be effected by the Borrower by giving a Notice of Extension/Conversion (or telephone notice promptly confirmed in writing

15890262v6 34 #96707798v6 through delivery of a Notice of Extension/Conversion) to the Administrative Agent prior to 11:00 A.M. on the Business Day of, in the case of the conversion of a SOFR Loan into an Alternate Base Rate Loan, and on the third U.S. Government Securities Business Day prior to, in the case of the extension of a SOFR Loan as, or conversion of an Alternate Base Rate Loan into, a SOFR Loan, the date of the proposed extension or conversion, specifying (i) the date of the proposed extension or conversion, (ii) the Loans to be so extended or converted, (iii) the Types of Loans into which such Loans are to be converted and (iv) if applicable, the applicable Interest Periods with respect thereto. Each request for extension or conversion shall be irrevocable and shall constitute a representation and warranty by the Borrower of the matters specified in Section 4.2. If the Borrower fails to request extension or conversion of any SOFR Loan in accordance with this Section, or any such conversion or extension is not permitted or required by this Section, then such SOFR Loan shall be converted to an Alternate Base Rate Loan at the end of the Interest Period applicable thereto. The Administrative Agent shall give each Lender notice as promptly as practicable of any such proposed extension or conversion affecting any Loan. 2.5 Prepayments. (a) Voluntary Repayments. Loans may be repaid in whole or in part without premium or penalty; provided that (i) SOFR Loans may be repaid only upon three U.S. Government Securities Business Days’ prior written notice to the Administrative Agent and Alternate Base Rate Loans may be repaid only upon at least one (1) Business Day’s prior written notice to the Administrative Agent, (ii) repayments of SOFR Loans must be accompanied by payment of any amounts owing under Section 2.14, and (iii) partial repayments of SOFR Loans shall be in minimum principal amount of $2,000,000, and in integral multiples of $1,000,000 in excess thereof (or, if less, the remaining amount thereof) and partial repayments of Alternate Base Rate Loans shall be in minimum principal amount of $1,000,000, and in integral multiples of $500,000 in excess thereof (or, if less, the remaining amount thereof). (b) Mandatory Prepayments. The Borrower shall repay the aggregate outstanding principal amount of the Loans in consecutive quarterly installments on the last Business Day of each of March, June, September and December, commencing June 30, 2023, in an amount equal to one-fourth of the applicable percentage set forth below across from the period that contains such date, multiplied by the original principal amount of the outstanding Loans: PERIOD PERCENTAGE Effective Date through March 31, 2024 0% June 30, 2024 through March 31, 2025 5.0% June 30, 2025 through March 31, 2026 5.0% June 30, 2026 through March 31, 2027 7.5% June 30, 2027 and thereafter 10.0% If not sooner paid, the Loans shall be paid in full, together with accrued interest thereon, on the Maturity Date. (c) Application. Voluntary prepayments made pursuant to Section 2.5(a) shall be applied to the remaining scheduled principal payments on the Loans, and allocated among

15890262v6 35 #96707798v6 outstanding borrowings of Alternate Base Rate Loans and SOFR Loans, as directed by the Borrower. Amounts repaid on the Loans may not be reborrowed. (d) Bank Product Obligations Unaffected. Any repayment or prepayment made pursuant to this Section 2.5 shall not affect the Borrower’s obligation to continue to make payments under any Bank Product with a Bank Product Provider, which shall remain in full force and effect notwithstanding such repayment or prepayment, subject to the terms of such Bank Product. 2.6 Termination and Reduction of Commitments. (a) Voluntary Reductions. The Commitments may be terminated or permanently reduced by the Borrower in whole or in part upon three (3) Business Day’s prior written notice to the Administrative Agent; provided that partial reductions shall be in minimum principal amounts of $3,000,000, and in integral multiples of $1,000,000 in excess thereof. (b) Mandatory Reduction. The Commitment of each Lender shall automatically terminate and be permanently reduced to zero on the Commitment Termination Date without any further action by any Person. 2.7 Fees. (a) Ticking Fee. Subject to Section 2.17, in consideration of the Commitments, the Borrower agrees to pay to the Administrative Agent, for the ratable benefit of the Lenders holding Commitments, a ticking fee (the “Ticking Fee”) in an amount equal to the Applicable Percentage per annum on the average daily unused amount of the Commitments from the Effective Date until the Commitment Termination Date. The Ticking Fee shall be payable in arrears on the last Business Day of each fiscal quarter and on the Commitment Termination Date. (b) Administrative Agent’s Fee. The Borrower agrees to pay to the Administrative Agent the annual administrative agent fee as described in the Administrative Agent Fee Letter. 2.8 Computation of Interest and Fees. (a) Interest payable hereunder with respect to Alternate Base Rate Loans based on the Prime Rate shall be calculated on the basis of a year of 365 days (or 366 days, as applicable) for the actual days elapsed. All other fees, interest and all other amounts payable hereunder shall be calculated on the basis of a 360 day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of Adjusted Term SOFR on the U.S. Government Securities Business Day of the determination thereof. Any change in the interest rate on a Loan resulting from a change in the Alternate Base Rate shall become effective as of the opening of business on the day on which such change in the Alternate Base Rate shall become effective. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change. (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the computations used by the Administrative Agent in determining any interest rate.

15890262v6 36 #96707798v6 (c) In connection with the use or administration of Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Credit Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR. 2.9 Pro Rata Treatment and Payments. (a) Each borrowing of Loans and any reduction of the Commitments shall be made pro rata according to the respective Commitment Percentages of the Lenders. Each payment under this Agreement or any Credit Document shall be applied (i) first, to any Fees then due and owing, (ii) second, to interest then due and owing in respect of the Loans to the Borrower and (iii) third, to principal then due and owing hereunder and under the Loans to the Borrower. Each payment on account of the Ticking Fees shall be made pro rata in accordance with the respective amounts due and owing. Each payment by the Borrower on account of principal of and interest on the Loans shall be made pro rata according to the respective amounts due and owing hereunder and shall be made in Dollars. Each voluntary repayment and mandatory prepayment on account of principal of the Loans shall be applied in accordance with Section 2.5. All payments (including prepayments) to be made by the Borrower on account of principal, interest and fees shall be made without defense, set-off or counterclaim (except as provided in Section 2.15(b)) and shall be made to the Administrative Agent for the account of the Lenders at the Administrative Agent’s office specified in Section 10.2 in immediately available funds and shall be made in Dollars not later than 1:00 P.M. on the date when due. The Administrative Agent shall distribute such payments to the Lenders entitled thereto promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the SOFR Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a SOFR Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. (b) Allocation of Payments After Exercise of Remedies. Notwithstanding any other provision of this Agreement to the contrary, after the exercise of remedies by the Administrative Agent or the Required Lenders pursuant to Section 7.2, all amounts collected or received by the Administrative Agent or any Lender on account of the Credit Party Obligations or any other amounts outstanding under any of the Credit Documents shall be paid over or delivered as follows: FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys’ fees) of the Administrative Agent in connection with enforcing the rights of the Lenders under the Credit Documents; SECOND, to payment of any fees owed to the Administrative Agent; THIRD, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation, reasonable attorneys’ fees) of each of the Lenders in connection with

15890262v6 37 #96707798v6 enforcing its rights under the Credit Documents or otherwise with respect to the Credit Party Obligations owing to such Lender; FOURTH, to the payment of all of the Credit Party Obligations consisting of accrued fees and interest (including, without limitation, accrued fees and interest arising under any Bank Product with a Bank Product Provider); FIFTH, to the payment of the outstanding principal amount of the Credit Party Obligations (including with respect to any Bank Product with a Bank Product Provider, any breakage, termination or other payments due under such Bank Product with a Bank Product Provider and any interest accrued thereon); SIXTH, to all other Credit Party Obligations and other obligations which shall have become due and payable under the Credit Documents or otherwise and not repaid pursuant to clauses “FIRST” through “FIFTH” above; and SEVENTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus. In carrying out the foregoing, (a) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category and (b) each of the Lenders and any Bank Product Provider shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loans held by such Lender or the outstanding obligations payable to such Bank Product Provider bears to the aggregate then outstanding Loans and obligations payable under all Bank Products) of amounts available to be applied pursuant to clauses “THIRD”, “FOURTH”, “FIFTH” and “SIXTH” above. Notwithstanding the foregoing terms of this Section, only proceeds and payments under the Guaranty (as opposed to ordinary course principal, interest and fee payments hereunder) shall be applied to obligations under any Bank Product. The Administrative Agent shall have no obligation to calculate the amount to be distributed with respect to any Bank Product Debt, but may rely upon written notice of the amount (setting forth a reasonably detailed calculation) from the applicable Bank Product Provider. In the absence of such notice, the Administrative Agent may assume the amount to be distributed is the Bank Product Amount last reported to the Administrative Agent. 2.10 Non-Receipt of Funds by the Administrative Agent. (a) Unless the Administrative Agent shall have been notified in writing by a Lender prior to the date a Loan is to be made by such Lender (which notice shall be effective upon receipt) that such Lender does not intend to make the proceeds of such Loan available to the Administrative Agent, the Administrative Agent may assume that such Lender has made such proceeds available to the Administrative Agent on such date, and the Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent, the Administrative Agent shall be able to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent will promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from the Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative

15890262v6 38 #96707798v6 Agent at a per annum rate equal to (i) from the Borrower at the applicable rate for the applicable borrowing pursuant to the Notice of Borrowing and (ii) from a Lender at the Overnight Rate. (b) Unless the Administrative Agent shall have been notified in writing by the Borrower, prior to the date on which any payment is due from it hereunder (which notice shall be effective upon receipt) that the Borrower does not intend to make such payment, the Administrative Agent may assume that such Borrower has made such payment when due, and the Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to each Lender on such payment date an amount equal to the portion of such assumed payment to which such Lender is entitled hereunder, and if the Borrower has not in fact made such payment to the Administrative Agent, such Lender shall, on demand, repay to the Administrative Agent the amount made available to such Lender. If such amount is repaid to the Administrative Agent on a date after the date such amount was made available to such Lender, such Lender shall pay to the Administrative Agent on demand interest on such amount in respect of each day from the date such amount was made available by the Administrative Agent at a per annum rate equal to, if repaid to the Administrative Agent within two (2) days from the date such amount was made available by the Administrative Agent, the Overnight Rate and thereafter at a rate equal to the Alternate Base Rate. (c) A certificate of the Administrative Agent submitted to the Borrower or any Lender with respect to any amount owing under this Section 2.10 shall be conclusive in the absence of manifest error. (d) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Section 2, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Extension of Credit set forth in Section 4 are not satisfied or waived in accordance with the terms thereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest. (e) The obligations of the Lenders hereunder to make Loans and to make payments pursuant to Section 10.5(c) are several and not joint. The failure of any Lender to make any Loan or to make any such payment under Section 10.5(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or to make its payment under Section 10.5(c). (f) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner. 2.11 Inability to Determine Interest Rate. (a) Circumstances Affecting Benchmark Availability. Subject to clause (c) below, in connection with any request for a SOFR Loan or a conversion to or continuation thereof or otherwise, if for any reason (i) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that reasonable and adequate means do not exist for ascertaining Adjusted Term SOFR for the applicable Interest Period with respect to a proposed SOFR Loan on or prior to the first day of such Interest Period or (ii) the Required Lenders shall determine (which determination shall be conclusive and binding absent manifest error) that Adjusted Term SOFR does not adequately and fairly reflect the cost to such Lenders of

15890262v6 39 #96707798v6 making or maintaining such Loans during such Interest Period and, in the case of clause (ii), the Required Lenders have provided notice of such determination to the Administrative Agent, then, in each case, the Administrative Agent shall promptly give notice thereof to the Borrower. Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make SOFR Loans, and any right of the Borrower to convert any Loan to or continue any Loan as a SOFR Loan, shall be suspended (to the extent of the affected SOFR Loans or the affected Interest Periods) until the Administrative Agent (with respect to clause (ii), at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (A) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans (to the extent of the affected SOFR Loans or the affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Alternate Base Rate Loans in the amount specified therein and (B) any outstanding affected SOFR Loans will be deemed to have been converted into Alternate Base Rate Loans at the end of the applicable Interest Period. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.14. (b) Laws Affecting SOFR Availability. If, after the date hereof, the introduction of, or any change in, any applicable law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any SOFR Loan, or to determine or charge interest based upon SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Borrower and the other Lenders (an “Illegality Notice”). Thereafter, until each affected Lender notifies the Administrative Agent and the Administrative Agent notifies the Borrower that the circumstances giving rise to such determination no longer exist, (i) any obligation of the Lenders to make SOFR Loans, and any right of the Borrower to convert any Loan to a SOFR Loan or continue any Loan as a SOFR Loan, shall be suspended and (ii) if necessary to avoid such illegality, the Administrative Agent shall compute the Alternate Base Rate without reference to clause (c) of the definition of “Alternate Base Rate”. Upon receipt of an Illegality Notice, the Borrower shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all SOFR Loans to Alternate Base Rate Loans (in each case, if necessary to avoid such illegality, the Administrative Agent shall compute the Alternate Base Rate without reference to clause (c) of the definition of “Alternate Base Rate”), on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain such SOFR Loans to such day, or immediately, if any Lender may not lawfully continue to maintain such SOFR Loans to such day. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.14. (c) Benchmark Replacement Setting. (i) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Credit Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with

15890262v6 40 #96707798v6 respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.11(c)(i) will occur prior to the applicable Benchmark Transition Start Date. (ii) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Credit Document. (iii) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Borrower of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.11(c)(iv). Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.11(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Credit Document, except, in each case, as expressly required pursuant to this Section 2.11(c). (iv) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Credit Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

15890262v6 41 #96707798v6 (v) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (A) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Alternate Base Rate Loans and (B) any outstanding affected SOFR Loans will be deemed to have been converted to Alternate Base Rate Loans at the end of the applicable Interest Period. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternate Base Rate. 2.12 Illegality. (a) Notwithstanding any other provision of this Agreement, if any Change in Law shall make it unlawful for such Lender or its Lending Office to make or maintain SOFR Loans as contemplated by this Agreement, then such Lender shall be an “Affected Lender” and by written notice to the Borrower and to the Administrative Agent: (A) such Affected Lender may declare that SOFR Loans will not thereafter (for the duration of such unlawfulness or impossibility) be made by such Affected Lender hereunder, whereupon any request for a SOFR Loan shall, as to such Affected Lender only, be deemed a request for an Alternate Base Rate Loan (unless it should also be illegal for the Affected Lender to provide an Alternate Base Rate Loan, in which case such Loan shall bear interest at a commensurate rate to be agreed upon by the Administrative Agent and the Affected Lender, and so long as no Event of Default shall have occurred and be continuing, the Borrower), unless such declaration shall be subsequently withdrawn; and (B) such Affected Lender may require that all outstanding SOFR Loans made by it be converted to Alternate Base Rate Loans, in which event all such SOFR Loans shall be automatically converted to Alternate Base Rate Loans as of the effective date of such notice as provided in paragraph (b) below. If any Affected Lender shall exercise its rights under (i) or (ii) above with respect to any Loans, all payments and prepayments of principal which would otherwise have been applied to repay the SOFR Loans that would have been made by such Affected Lender or the converted SOFR Loans of such Affected Lender shall instead be applied to repay the Alternate Base Rate Loans made by such Affected Lender in lieu of, or resulting from the conversion, of such SOFR Loans. An Affected Lender shall withdraw any notice given pursuant to this Section at such time as the condition giving rise to such notice is reasonably determined by such Affected Lender to no longer be applicable. (b) Each Lender agrees to use reasonable efforts (including reasonable efforts to change its Lending Office, as the case may be) to avoid or to minimize any amounts which might otherwise be payable pursuant to this Section 2.12; provided, however, that such efforts shall not cause the imposition on such Lender of any additional costs or legal or regulatory burdens deemed by such Lender in its sole discretion to be material.

15890262v6 42 #96707798v6 (c) For purposes of this Section 2.12, a notice to the Borrower by any Lender shall be effective as to each such Loan, if lawful, on the last day of the Interest Period currently applicable to such Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower. 2.13 Change in Law. (a) Increased Costs Generally. If any Change in Law shall: (i) impose, modify or deem applicable any reserve (including pursuant to regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of the FRB, as amended and in effect from time to time)), special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender; (ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or (iii) impose on any Lender any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender; and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to reduce the amount of any sum received or receivable by such Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or other Recipient, the Borrower will pay to such Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered. (b) Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy or liquidity), then from time to time the Borrower will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered. (c) Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a)or (b) of this Section and delivered to the Borrower, shall be

15890262v6 43 #96707798v6 conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof. (d) Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof). (e) Termination. The agreements in this Section 2.13 shall survive the termination of this Agreement and payment of the Loans and all other amounts payable hereunder. 2.14 Indemnity. The Borrower hereby indemnifies each of the Lenders against any loss, cost or expense (including any loss, cost or expense arising from the liquidation or reemployment of funds or from any fees payable) which may arise, be attributable to or result due to or as a consequence of (a) any failure by the Borrower to make any payment when due of any amount due hereunder in connection with an SOFR Loan, (b) any failure of the Borrower to borrow or continue an SOFR Loan or convert to an SOFR Loan on a date specified therefor in a Notice of Borrowing or Notice of Extension/Conversion, (c) any failure of the Borrower to prepay any SOFR Loan on a date specified therefor in any notice of prepayment (d) any payment, prepayment or conversion of any SOFR Loan on a date other than the last day of the Interest Period therefor (including as a result of an Event of Default) or (e) the assignment of any SOFR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrower through the Administrative Agent and shall be conclusively presumed to be correct save for manifest error. All of the obligations of the Credit Parties under this Section 2.14 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Credit Document. 2.15 Taxes. (a) Defined Terms. For purposes of this Section 2.15, the term “applicable law” includes FATCA. (b) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Credit Party under any Credit Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Credit Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional

15890262v6 44 #96707798v6 sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made. (c) Payment of Other Taxes by the Borrower. The Credit Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes. (d) Indemnification by the Borrower. The Credit Parties shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. (e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Credit Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Credit Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.6 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Credit Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Credit Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e). (f) Evidence of Payments. As soon as practicable after any payment of Taxes by any Credit Party to a Governmental Authority pursuant to this Section 2.15, such Credit Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent. (g) Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the

15890262v6 45 #96707798v6 completion, execution and submission of such documentation (other than such documentation set forth in Section 2.15(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. (ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Borrower, (A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax; (B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable: (1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Credit Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Credit Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty; (2) executed copies of IRS Form W-8ECI; (3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit 2.15-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or (4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit 2.15-2 or Exhibit 2.15-3, IRS Form W-9, and/or other certification documents

15890262v6 46 #96707798v6 from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit 2.15-4 on behalf of each such direct and indirect partner; (C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and (D) if a payment made to a Lender under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so. (h) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.15 (including by the payment of additional amounts pursuant to this Section 2.15), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant

15890262v6 47 #96707798v6 to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person. (i) Survival. Each party’s obligations under this Section 2.15 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Credit Document. 2.16 Mitigation Obligations; Replacement of Lenders. (a) Designation of a Different Lending Office. If any Lender requests compensation under Section 2.13, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.13 or 2.15, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment. (b) Replacement of Lenders. If any Lender requests compensation under Section 2.13, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 2.16(a), or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.6), all of its interests, rights (other than its existing rights to payments pursuant to Section 2.13 or Section 2.15) and obligations under this Agreement and the related Credit Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that: (i) the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 10.6; (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Credit Documents (including any amounts under Section 2.14) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

15890262v6 48 #96707798v6 (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.13 or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments thereafter; (iv) such assignment does not conflict with applicable law; and (v) in the case of any assignment resulting from a Lender becoming a Non- Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent. A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. 2.17 Defaulting Lenders. (a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law: (i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders and Section 10.1. (ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 7 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.7 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (A) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share and (B) such Loans were made at a time when the conditions set forth in Section 4.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time

15890262v6 49 #96707798v6 as all Loans are held by the Lenders pro rata in accordance with the Commitments under the applicable facility. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.17(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto. (iii) Defaulting Lender Fees. No Defaulting Lender shall be entitled to receive any Ticking Fee for any period during which such Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender). (b) Defaulting Lender Cure. If the Borrower and the Administrative Agent each agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, such Defaulting Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held on a pro rata basis by the Lenders in accordance with their Commitment Percentages, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender. (c) Termination of Commitment. The Borrower may terminate the unused amount of the Commitment of any Defaulting Lender upon not less than ten Business Days’ prior notice to the Administrative Agent (which shall promptly notify the Lenders thereof); provided that (A) no Event of Default shall have occurred and be continuing, and (B) such termination shall not be deemed to be a waiver or release of any claim the Borrower, the Administrative Agent or any Lender may have against such Defaulting Lender. If the unused amount of the Commitment of any Defaulting Lender is terminated pursuant to this clause (c), the provisions of Section 2.17(a)(ii) will apply to all amounts thereafter paid by the Borrower for the account of such Defaulting Lender under this Agreement (whether on account of principal, interest, fees (to the extent payable to such Defaulting Lender pursuant to Section 2.17(a)(iii)), indemnity or other amounts). SECTION 3 REPRESENTATIONS AND WARRANTIES To induce the Lenders to enter into this Agreement and to make Loans herein provided for, the Credit Parties hereby represent and warrant to the Administrative Agent and to each Lender that, as of each of (i) the Initial Closing Date (after giving effect to the Kite Transactions), (ii) each other date such representations and warranties are required to be made in accordance with the terms of the Credit Documents, and (iii) solely in the case of the representations and warranties contained in the first and second sentences of Section 3.2, in Section 3.3, in Section 3.4, in Section 3.11, in the last sentence of Section 3.12 and in Section 3.21, the Effective Date:

15890262v6 50 #96707798v6 3.1 Financial Statements. The Borrower has delivered to the Administrative Agent copies of the Borrower Closing Financial Statements (it being understood and acknowledged that the audited consolidated balance sheets and related statements of income, shareholders’ equity and cash flows for the Borrower and its subsidiaries filed with the SEC, as of the date hereof, for the three years ended December 31, 2020, 2021 and 2022, satisfy the obligation to provide such financial information for the periods covered by such filings) and the Kite Closing Financial Statements.. The Borrower Closing Financial Statements (including in each case the related schedules and notes) fairly present in all material respects the Consolidated financial position of the Borrower and its Subsidiaries as of the respective dates specified in such financial statements and the Consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments and the absence of footnotes). 3.2 Organization; Existence; Patriot Act Information. Each of the Credit Parties is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign entity and is in good standing under the laws of each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Credit Parties has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the other Credit Documents and to perform the provisions hereof and thereof. Set forth on Schedule 3.2 as of the Initial Closing Date, and as of the last date such Schedule was required to be updated in accordance with Section 5.2, is the following information for each Credit Party: the exact legal name of such Credit Party in the four (4) months prior to the Effective Date, the state of incorporation or organization, the type of organization, the jurisdictions in which such Credit Party is qualified to do business, the chief executive office, the principal place of business, the business phone number, the organization identification number, the federal tax identification number and ownership information (e.g. publicly held, if private or partnership, the owners and partners of each of the Credit Parties). No Credit Party nor any Subsidiary thereof is an EEA Financial Institution. 3.3 Authorization; Power; Enforceable Obligations. This Agreement and the other Credit Documents have been duly authorized by all necessary corporate or limited liability company action on the part of the Borrower and the other Credit Parties, and this Agreement constitutes, and upon execution and delivery thereof each Credit Document will constitute, a legal, valid and binding obligation of the Credit Parties executing such documents enforceable against such Credit Parties in accordance with their respective terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). 3.4 Consent; Government Authorizations. No approval, consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with acceptance of extensions of credit by the Borrower or the making of the guaranties hereunder or with the execution, delivery or performance of any Credit Documents by the other Credit Parties (other than those which have been

15890262v6 51 #96707798v6 obtained) or with the validity or enforceability of any Credit Document against the Credit Parties, except such filings as are required to be made with and have been, or will be, made on a timely basis with, the United States Securities and Exchange Commission. 3.5 No Material Litigation. (a) As of the Initial Closing Date, there are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary or any property of the Borrower or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. (b) As of the Initial Closing Date, neither the Borrower nor any Subsidiary is in default under any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. 3.6 Taxes. The Borrower and its Subsidiaries have filed all tax returns (federal, state, local and foreign) that are required to have been filed in any jurisdiction, and have paid all income taxes shown to be due and payable (including interest and penalties) on such returns and all other taxes and assessments payable by them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Borrower or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. None of the Credit Parties or their respective Subsidiaries are aware, as of the Initial Closing Date, of any proposed tax assessments against it or any of its Subsidiaries which would reasonably be expected to have a Material Adverse Effect. 3.7 ERISA. (a) Each Credit Party and each ERISA Affiliate have operated and administered each Plan (other than Multiemployer Plans) in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and would not reasonably be expected to result in a Material Adverse Effect. Neither any Credit Party nor any ERISA Affiliate has incurred any liability pursuant to Title IV of ERISA (other than for premiums payable to the PBGC not yet due) or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA) or for failure to comply with the provisions of Title I of ERISA, in each case which has not been satisfied, and no event, transaction or condition has occurred or exists that would reasonably be expected to result in the incurrence of any such liability by any Credit Party or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of any Credit Party or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions including Section 401(a)(29) or 412 of the Code, other than, for purposes of this sentence, such liabilities, penalties, excise taxes or Liens as would not be individually or in the aggregate Material. (b) The present value of all “benefit liabilities” (as defined in Section 4001(a)(16) of ERISA), whether or not vested, under all Single Employer Plans, determined with respect to each Single Employer Plan, as of the most recent valuation date prior to the date on which this

15890262v6 52 #96707798v6 representation is made or deemed made (determined, in each case, in accordance with the Financial Account Standards Board ASC Topic 715-30 utilizing the actuarial valuation report) did not exceed the fair market value of the assets of the Single Employer Plans by more than $40,000,000 in the aggregate for all such Plans. (c) Neither any Credit Party nor any ERISA Affiliate has incurred any withdrawal liabilities under Section 4201 of ERISA that have not been satisfied or is subject to contingent withdrawal liabilities under Section 4204 of ERISA with respect to any Multiemployer Plan that individually or in the aggregate are Material. Neither any Credit Party nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in Insolvency, or has been terminated (within the meaning of Title IV of ERISA), and, to the knowledge of the Credit Parties, no Multiemployer Plan is reasonably expected to be in Insolvency or terminated. (d) The aggregate expected post-retirement benefit obligation (determined with respect to a Credit Party as of the last day of the Credit Party’s most recently ended fiscal year in accordance with Financial Accounting Standards Board ASC 715-60, without regard to liabilities attributable to continuation coverage mandated by Section 4980B of the Code or similar state law) of the Credit Parties and their Subsidiaries would not reasonably be expected to have a Material Adverse Effect. Each Plan which is an “employee welfare benefit plan” (as defined in Section 3(1) of ERISA) maintained by the Credit Party or any ERISA Affiliate to which Sections 601 or 609 of ERISA and Section 4980B of the Code apply has been administered in compliance in all material respects with such sections. (e) The execution and delivery of this Agreement and the other Credit Documents hereunder will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975(c)(1)(A)- (D) of the Code. The representation and warranty of the Credit Parties in the preceding sentence is made on reliance upon and subject to the accuracy of the Lenders’ representations in Section 10.25 and any purchasing Lender’s representations made pursuant to Section 10.6. (f) As of the Initial Closing Date, the Borrower is not and will not be using “plan assets” (within the meaning of 29 CFR 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans to repay or secure any of the Obligations or the Commitments. 3.8 Governmental Regulations, Anti-Terrorism Laws; Etc. (a) No part of the proceeds of the Loans hereunder will be used, directly or indirectly, for the purpose of purchasing or carrying any “margin stock” within the meaning of Regulation U; provided that, to the extent applicable, the Borrower may use the proceeds of the Initial Loans to fund a portion of the consideration paid by the Borrower to consummate the Kite Acquisition. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U. No Indebtedness being reduced or retired out of the proceeds of the Loans hereunder was or will be incurred for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U or any “margin security” within the meaning of Regulation T. “Margin stock” within the meaning of Regulation U does not constitute more than 25% of the value of the Consolidated Assets of the Borrower and its Subsidiaries. Neither the execution and delivery hereof by the Borrower, nor the performance by it or its Subsidiaries of any of the Kite Transactions (including, without limitation, the direct or indirect use of the proceeds of the Loans) will violate or result in a

15890262v6 53 #96707798v6 violation of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or regulations issued pursuant thereto, or Regulation T, U or X. (b) The Borrower is not (i) an “investment company” registered or required to be registered under the Investment Company Act of 1940, as amended, and is not controlled by such a company, or (ii) a “holding company”, or a “subsidiary company” of a “holding company”, or an “affiliate” of a “holding company” or of a “subsidiary” of a “holding company”, within the meaning of the Public Utility Holding Company Act of 2005, as amended. (c) The use of the proceeds of the Loans hereunder will not violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. Without limiting the foregoing, none of the Credit Parties is or will (i) become a person whose property or interest in property are blocked pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) or (ii) to the best of its knowledge, engage in any dealings or transactions relating to any property or interests in property blocked pursuant to Executive Order 13224. (d) No Credit Party nor any of its Subsidiaries or, to their knowledge, any of their Related Parties (i) is a Sanctioned Person or currently the subject or target of any Sanctions, (ii) is controlled by or is acting on behalf of a Sanctioned Person, (iii) has its assets located in a Sanctioned Country, (iv) is under administrative, civil or criminal investigation for an alleged violation of, or received notice from or made a voluntary disclosure to any governmental entity regarding a possible violation of, Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions by a governmental authority that enforces Sanctions or any Anti-Corruption Laws or Anti-Money Laundering Laws, or (v) directly or indirectly derives revenues from investments in, or transactions with, Sanctioned Persons. (e) Each of the Borrower and its Subsidiaries has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower and its Subsidiaries and their respective directors, officers and employees with all Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions. (f) Neither the making of the Loans hereunder nor the Borrower’s use of the proceeds thereof will violate Section 3.10(a). 3.9 Subsidiaries. (a) As of the Initial Closing Date or as of the last date such Schedule was required to be updated in accordance with Section 5.2, set forth on Schedule 3.9 is (except as noted therein) a complete and correct list of the Borrower’s Subsidiaries showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its Equity Interests outstanding owned by the Borrower and each other Subsidiary. (b) As of the Initial Closing Date or as of the last date such Schedule was required to be updated in accordance with Section 5.2, all of the outstanding shares of Equity Interests of each Subsidiary shown in Schedule 3.9 as being owned by the Borrower and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Borrower or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 3.9).

15890262v6 54 #96707798v6 (c) Each Subsidiary identified in Schedule 3.9 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization (if such jurisdiction provides for such a concept), and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact. 3.10 Use of Proceeds. (a) The proceeds of the Initial Loans shall be used solely to (i) finance a portion of the consideration paid by the Borrower to consummate the Kite Acquisition, (ii) effect all or a portion of the Kite Refinancing, (iii) pay fees, costs, commissions and expenses in connection with the Kite Transactions and/or (iv) refinance a portion of the loans made under the Kite Bridge Facility, if any. (b) The proceeds of any Additional Loans shall be used to finance capital expenditures and for working capital and other general corporate purposes, including to consummate Permitted Investments; provided that no portion of any Additional Loans shall be used to finance any portion of the Kite Transactions. (c) The Borrower will not request any Extension of Credit, and the Borrower shall not use, and shall ensure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Extension of Credit, directly or indirectly, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto. 3.11 Contractual Obligations; Compliance with Laws; No Conflicts. The execution, delivery and performance by the Borrower and the other Credit Parties, as applicable, of this Agreement and the other Credit Documents will not (a) result in the creation of any Lien in respect of any property of the Borrower or any Subsidiary under any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other Material agreement or instrument to which the Borrower or any Subsidiary is bound or by which the Borrower or any Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Borrower or any Subsidiary, (c) violate any Requirement of Law applicable to the Borrower or any of its Subsidiaries (except those as to which waivers or consents have been obtained) or (d) conflict with, result in a breach of or constitute a default under (i) the articles of incorporation, bylaws or other organizational documents of such Person, (ii) any Material indenture, agreement or other instrument to which such Person is a party or by which any of its properties may be bound or (iii) any approval of any Governmental Authority relating to such Person.

15890262v6 55 #96707798v6 3.12 Accuracy and Completeness of Information. All factual information heretofore, contemporaneously or hereafter furnished by or on behalf of the Borrower or any Credit Party in writing to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any other Credit Document, or the Transactions, is or will be true and accurate in all material respects as of the date stated therein and not incomplete by omitting to state any material fact necessary to make such information not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. There is no fact now known to the Borrower or any Credit Party which has, or would reasonably be expected to have, a Material Adverse Effect which fact has not been set forth herein, in the financial statements of the Borrower furnished to the Administrative Agent and/or the Lenders, or in any certificate, opinion or other written statement made or furnished by the Borrower or any Credit Party to the Administrative Agent and/or the Lenders. As of the Effective Date, all of the information included in the Beneficial Ownership Certification (or any certification that the Borrower qualifies for an express exclusion from the “legal entity customer” definition under the Beneficial Ownership Regulations) is true and correct. 3.13 Environmental Matters. (a) Except where such violation or liability would not reasonably be expected to have a Material Adverse Effect, the facilities and properties owned, leased or operated by any of the Credit Parties and their Subsidiaries (the “Properties”) do not contain any Materials of Environmental Concern in amounts or concentrations which (i) constitute a violation of, or (ii) have resulted in liability under, any Environmental Law. (b) Except where such violation or contamination would not reasonably be expected to have a Material Adverse Effect, (i) the Properties and all operations of the Credit Parties and their Subsidiaries at the Properties are in compliance, and have in the last five years been in compliance, in all material respects with all applicable Environmental Laws, and (ii) there is no contamination at or under the Properties or violation of any Environmental Law with respect to the Properties or the business operated by any of the Credit Parties (the “Business”). (c) Neither the Borrower nor any of its Subsidiaries has received any written notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does the Borrower nor any of its Subsidiaries have knowledge of any such threatened notice which would reasonably be expected to have a Material Adverse Effect. (d) Except where such violation or liability would not reasonably be expected to have a Material Adverse Effect, (i) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which has given rise to liability under any Environmental Law, and (ii) Materials of Environmental Concern have not been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that has given rise to liability under, any applicable Environmental Law. (e) Except where such proceeding or action would not reasonably be expected to have a Material Adverse Effect, (i) no judicial proceeding or governmental or administrative action is pending or, to the knowledge of any Credit Party, threatened, under any Environmental Law to which any of the Credit Parties is or will be named as a party with respect to the

15890262v6 56 #96707798v6 Properties or the Business, and (ii) there are no consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial directives outstanding under any Environmental Law with respect to the Properties or the Business. (f) Except where such violation or liability would not reasonably be expected to have a Material Adverse Effect, there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of any of the Credit Parties in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner requiring remediation under Environmental Laws. 3.14 No Burdensome Restrictions. None of the Borrower or any of its Subsidiaries is a party to any agreement or instrument or subject to any other obligation or any charter or corporate restriction which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. 3.15 Title to Property. The Borrower and its Subsidiaries have good and sufficient title to their respective Material properties, including all such properties reflected in the most recent audited balance sheet referred to in Section 3.1 and Section 5.1 or purported to have been acquired by the Borrower or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business or as otherwise permitted hereunder), in each case free and clear of Liens prohibited by this Agreement, except for those defects in title and Liens that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. 3.16 Insurance. As of the Initial Closing Date or as of the last date such Schedule was required to be updated in accordance with Section 5.2, the insurance coverage of the Borrower and its Subsidiaries is outlined as to carrier, policy number, expiration date, type and amount on Schedule 3.16 and such insurance coverage complies with the requirements set forth in Section 5.5. 3.17 Licenses and Permits. The Borrower and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, required for the continued conduct of their business, that are Material, without known conflict with the rights of others, except for those conflicts or failures to own or possess that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. 3.18 Labor Matters. There are no collective bargaining agreements covering the employees of the Credit Parties as of the Effective Date and the Initial Closing Date, and none of the Credit Parties has suffered any material strikes, walkouts, work stoppages or other material labor difficulty within the five years prior to the date hereof.

15890262v6 57 #96707798v6 3.19 No Material Adverse Effect. Since January 1, 2023, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect as of the Initial Closing Date. 3.20 Solvency. On the Initial Closing Date, after giving effect to the Kite Transactions, the Borrower and its Subsidiaries, when taken as a whole on a consolidated basis, (a) have property with fair value greater than the total amount of their debts and liabilities, contingent, subordinated or otherwise (it being understood that the amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, can reasonably be expected to become an actual or matured liability), (b) have assets with present fair salable value not less than the amount that will be required to pay their liability on their debts as they become absolute and matured, (c) will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as they become absolute and matured and (d) are not engaged in business or a transaction, and are not about to engage in business or a transaction, for which they have unreasonably small capital. 3.21 Authorized Officer. As of the Effective Date, set forth on Schedule 3.21 are Responsible Officers that are permitted to sign Credit Documents on behalf of the Credit Parties, holding the offices indicated next to their respective names. Such Authorized Officers are the duly elected and qualified officers of such Credit Party and are duly authorized to execute and deliver, on behalf of the respective Credit Party, this Agreement, the Notes and the other Credit Documents. SECTION 4 CONDITIONS 4.1 Conditions to Effective Date. This Agreement shall become effective upon the satisfaction of the following conditions precedent: (a) Execution of Credit Agreement and Credit Documents. Receipt by the Administrative Agent of (i) multiple counterparts of this Agreement, including all Exhibits and Schedules hereto, and (ii) for the account of each Lender that requests a Note, Notes, in each case executed by a duly authorized officer of each party thereto and in each case conforming to the requirements of this Agreement. (b) Legal Opinion. Receipt by the Administrative Agent of a legal opinion of (i) Davis Polk and Wardwell LLP, special counsel to the Credit Parties, and (ii) in-house counsel to the Credit Parties, in each case relating to this Agreement and the other Credit Documents and the Transactions and each in form and substance reasonably acceptable to the Administrative Agent. (c) Liability, Casualty, Property and Business Interruption Insurance. The Administrative Agent shall have received copies of insurance policies or certificates of insurance evidencing the Credit Parties’ principal liability, casualty, property and business interruption insurance meeting the requirements set forth herein. (d) Corporate Documents. Receipt by the Administrative Agent of a certificate of the secretary or assistant secretary of the Borrower as of the Effective Date to the effect that:

15890262v6 58 #96707798v6 (i) Articles of Incorporation. Attached thereto are true and correct copies of the articles of incorporation or charter documents of the Credit Parties, which have not been repealed, revoked, rescinded or further amended in any respect, and remain in full force and effect as of the date hereof. (ii) Resolutions. Attached thereto are true and correct copies of resolutions of the board of directors or comparable managing body of the Credit Parties approving and adopting the respective Credit Documents, the Transactions and authorizing execution and delivery thereof, and that the same are in full force and effect. (iii) Bylaws. Attached thereto are true and correct copies of the bylaws, operating agreement or partnership agreement of the Credit Parties, which have not been repealed, revoked, rescinded or further amended in any respect, and remain in full force and effect as of the date hereof. (iv) Good Standing. Copies, where applicable, of certificates of good standing, existence or its equivalent of each of the Credit Parties certified as of a recent date by the appropriate Governmental Authorities of the State of organization. (e) Know-Your-Customer/PATRIOT Act/Beneficial Ownership. The Administrative Agent shall have received, at least three Business Days (as defined in the Kite Acquisition Agreement) prior to the Effective Date, all documentation and other information about any Credit Party required by applicable U.S. regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, and if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification solely to the extent required by 31 CFR §1010.230 (limited to a single LSTA form beneficial ownership certification) in relation to the Borrower, to the extent reasonably requested in writing by the Administrative Agent at least ten Business Days prior to the Effective Date. (f) Consents. The Administrative Agent shall have received evidence that all necessary governmental, corporate, shareholder and third party consents and approvals, if any, in connection with the execution and delivery of the Credit Agreement and the other Credit Documents delivered on the Effective Date have been received and no condition exists which would reasonably be likely to restrain, prevent or impose any material adverse conditions on the performance of the Borrower’s obligations hereunder. (g) No Material Adverse Change. No material adverse change shall have occurred since January 1, 2023 in the business, assets, liabilities, or financial condition of the Borrower and its Subsidiaries taken as a whole. (h) Litigation. There shall not exist any pending or, to the knowledge of the Borrower, threatened litigation, investigation, bankruptcy or insolvency, injunction, order or claim affecting or relating to any Credit Party or any of its Subsidiaries, this Agreement and the other Credit Documents that has not been settled, dismissed, vacated, discharged or terminated prior to the Effective Date which would reasonably be expected to have a Material Adverse Effect. (i) Fees. All fees required to be paid on or prior to the Effective Date pursuant to the Administrative Agent Fee Letter, and reasonable out-of-pocket expenses required to be paid on or prior to the Effective Date, to the extent, in the case of expenses, a reasonably detailed invoice

15890262v6 59 #96707798v6 has been delivered to the Borrower at least two business days prior to the Effective Date (except as otherwise reasonably agreed by the Borrower) shall have been paid, or arrangements reasonably satisfactory to the Lead Arrangers shall have been made for the payment thereof substantially concurrently with the occurrence of the Effective Date. Without limiting the generality of the provisions of Section 8.4, for purposes of determining compliance with the conditions specified in this Section 4.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Effective Date specifying its objection thereto. 4.2 Conditions to Borrowing of Initial Term Loans. The obligation of each Lender to make any Initial Loans on the Initial Closing Date is subject to the satisfaction (or waiver by the Lead Arrangers) of the following conditions precedent, and only the following conditions precedent, on the Initial Closing Date: (a) The Kite Acquisition Agreement shall be in full force and effect and the Kite Acquisition shall have been, or substantially concurrently with the funding of the Initial Loans shall be, consummated in all material respects in accordance with the terms of the Kite Acquisition Agreement, after giving effect to any modifications, amendments, consents or waivers thereto, other than those modifications, amendments, consents or waivers that are materially adverse to the Lenders or the Lead Arrangers (as reasonably determined by the Lead Arrangers) unless consented to in writing by the Lead Arrangers (such consent not to be unreasonably withheld, delayed or conditioned; it being understood and agreed that (a) any change to the definition of Company Material Adverse Effect (as defined in the Kite Acquisition Agreement) or any so-called “Xerox” provisions shall be deemed materially adverse, (b) any reduction in the purchase price of less than 10% or in accordance with the Kite Acquisition Agreement (as in effect on the Kite Acquisition Signing Date) (including pursuant to any purchase price and/or working capital (or similar) adjustment provision set forth in the Kite Acquisition Agreement (as in effect on the date hereof)) shall be deemed not to be materially adverse, (c) any other reduction in the purchase price shall be deemed not to be materially adverse so long as such decrease is allocated (x) first, to reduce the Kite Bridge Facility and (y) then, if the commitments under the Kite Bridge Facility have been reduced to $0, to reduce the Commitments to make the Initial Loans hereunder and (d) any increase in the purchase price shall be deemed not to be materially adverse so long as such increase is funded by cash of Kite or amounts available to be drawn under the Revolving Credit Agreement on the Kite Acquisition Closing Date (which amounts, taken together with any other amounts drawn under the Revolving Credit Agreement to fund the Kite Acquisition, shall not exceed $160,000,000 in the aggregate) or such increase is pursuant to any working capital and/or purchase price (or similar) adjustment provision set forth in the Kite Acquisition Agreement (as in effect on the Kite Acquisition Signing Date). (b) The Kite Acquisition Agreement Representations and each of the representations and warranties set forth in Sections 3.2, 3.3, 3.8(a), 3.8(b), 3.8(c), 3.8(f), 3.11(d)(i) and 3.20 of this Agreement shall be true and correct in all material respects (except that any representation and warranty qualified as to materiality or material adverse effect shall be true and correct in all respects after giving effect to such qualifier) as of the Initial Closing Date (except in the case of any such representation which expressly relates to a given date or period, such representation and warranty shall be true and correct in all material respects (or all respects, if qualified as to materiality or material adverse effect after giving effect to such qualifier) as of the respective date

15890262v6 60 #96707798v6 or for the respective period, as the case may be). The “Kite Acquisition Agreement Representations” shall mean such of the representations made by or with respect to Kite and its subsidiaries in the Kite Acquisition Agreement as are material to the interests of the Lenders (in their capacities as such), but only to the extent that the Borrower or its applicable subsidiary has the right (taking into account any cure provisions) to terminate its obligations under the Kite Acquisition Agreement or to decline to consummate the Kite Acquisition. (c) Since the date of the Company Balance Sheet (as defined in the Kite Acquisition Agreement as in effect on the Kite Acquisition Signing Date), there has not been a Company Material Adverse Effect (as defined in the Kite Acquisition Agreement as in effect on the Kite Acquisition Signing Date). (d) Prior to, or substantially concurrently with, the funding of the Initial Loans on the Initial Closing Date, the Kite Refinancing shall be consummated. (e) All fees and reasonable out-of-pocket expenses required to be paid to the Kite Bridge Arrangers, the Lead Arrangers, the Administrative Agent and the Lenders on or prior to the Initial Closing Date to the extent, in the case of expenses, a reasonably detailed invoice has been delivered to the Borrower at least two business days prior to the Initial Closing Date (except as otherwise reasonably agreed by the Borrower) shall have been paid (or shall be paid from or offset against the proceeds of the Initial Loans). (f) There shall not exist any Event of Default under Section 7.1(a) (relating to a failure to pay principal, interest or fees) or 7.1(e), the corresponding provisions in the Kite Bridge Facility or the corresponding provisions in the Revolving Credit Agreement immediately prior to or immediately after the borrowing of the Initial Loans on the Initial Closing Date. (g) The Administrative Agent shall have received a Notice of Borrowing with respect to the borrowing of Initial Loans in accordance with Section 2.1(b). (h) The Administrative Agent shall have received a Solvency Certificate, duly executed by the chief financial officer (or other comparable officer) of the Borrower and substantially in the form of Exhibit 4.2(h) and dated as of the Initial Closing Date. (i) The Administrative Agent shall have received an Officer’s Closing Certificate, duly executed by a Responsible Officer of the Borrower and substantially in the form of Exhibit 4.2(i) dated as of the Initial Closing Date, together with all attachments thereto. 4.3 Conditions to All Other Extensions of Credit. The obligation of each Lender to make any Extension of Credit hereunder (other than the making of the Initial Loans on the Initial Closing Date) is subject to the satisfaction of the following conditions precedent on the date of making such Extension of Credit: (a) Representations and Warranties. The representations and warranties made by the Credit Parties herein or in any other Credit Document (other than, in the case of any Extension of Credit after the Initial Closing Date, Sections 3.5 and 3.19) or which are contained in any certificate furnished at any time under or in connection herewith or therewith shall be true and correct in all material respects (without duplication of any materiality qualifier set forth in such representations and warranties) on and as of the date of such Extension of Credit as if made on

15890262v6 61 #96707798v6 and as of such date (except for those which expressly relate to an earlier date which shall be true and correct as of such date). (b) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Extension of Credit to be made on such date. (c) Compliance with Financial Covenants. After giving effect to any Additional Loans, the Borrower will be in compliance with the financial covenants set forth in Section 5.9 as of date of the financial statements most recently delivered pursuant to Section 5.1(a) or (b), on a pro forma basis assuming that such Additional Loans (together with any other Indebtedness incurred since such date) was incurred on the first day of the four (4) fiscal quarter period ending on such date. Each request for an Extension of Credit (including extensions and conversions) and each acceptance by the Borrower of an Extension of Credit (including extensions and conversions) shall be deemed to constitute a representation and warranty by the Borrower as of the date of such Loan that the conditions in subsections (a), (b) and (c) of this Section have been satisfied. SECTION 5 AFFIRMATIVE COVENANTS The Credit Parties covenant and agree that on the Effective Date, and so long as this Agreement is in effect and until the Commitments have been terminated, no Loans remain outstanding and all amounts owing hereunder or under any other Credit Document or in connection herewith or therewith (other than contingent indemnification obligations as to which no demand has been made in writing) have been paid in full, the Credit Parties shall, and shall cause each Subsidiary to: 5.1 Financial Statements. Furnish, or cause to be furnished, to the Administrative Agent and the Lenders: (a) as soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Borrower (or, if earlier, within five (5) Business Days after such date as the Borrower is required to file its annual report on Form 10-K for such fiscal year with the Securities and Exchange Commission), a Consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related Consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such Consolidated statements to be audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit; (b) as soon as available, but in any event within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower (or, if earlier, within five (5) Business Days after such date as the Borrower is required to file its quarterly report on Form 10-Q for such fiscal quarter with the Securities and Exchange Commission), a Consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related Consolidated statements of income or operations, shareholders’ equity and cash flows for

15890262v6 62 #96707798v6 such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, such Consolidated statements to be certified by an Authorized Officer of the Borrower as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; and (c) as soon as available, but in any event within sixty (60) days after the end of each fiscal year, a copy of the detailed annual operating budget or plan including cash flow projections of the Borrower and its Subsidiaries, prepared on a Consolidated basis, for the next fiscal year on a quarterly basis, in form and detail reasonably acceptable to the Administrative Agent and the Lenders, together with a summary of the material assumptions made in the preparation of such annual budget or plan. As to any information contained in materials furnished pursuant to Section 5.2(d), the Borrower shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Borrower to furnish the information and materials described in clauses (a) and (b) above at the times specified therein. All such financial statements shall be complete and correct in all material respects (subject, in the case of interim statements, to normal recurring year-end audit adjustments) and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and further accompanied by a description of, and an estimation of the effect on the financial statements on account of, any change in the application of accounting principles as provided in Section 1.3. 5.2 Certificates; Other Information. Furnish, or cause to be furnished, to the Administrative Agent for distribution to the Lenders: (a) Accountant’s Certificate and Reports. Concurrently with the delivery of the financial statements referred to in Section 5.1(a) above, a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any breach of Section 5.9, except as specified in such certificate. (b) Officer’s Certificate. Concurrently with the delivery of the financial statements referred to in Sections 5.1(a) and 5.1(b) above, a certificate of an Authorized Officer stating that, to the best of such Authorized Officer’s knowledge and belief, (i) the financial statements fairly present in all material respects the financial condition of the parties covered by such financial statements, (ii) during such period each Credit Party has observed or performed its covenants and other agreements hereunder and under the other Credit Documents, and satisfied the conditions contained in this Agreement to be observed, performed or satisfied by it (except to the extent waived in accordance with the provisions hereof), (iii) such Authorized Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (iv) solely in connection with the delivery of the financial statements referred to in Section 5.1(a), there has been no development or event during the fiscal year covered thereby which has had or would reasonably be expected to have a Material Adverse Effect. Such certificate shall include the calculations required to indicate compliance with Section 5.9 as of the last day of the period covered by such financial statements. A form of Officer’s Certificate is attached as Exhibit 5.2(b).

15890262v6 63 #96707798v6 (c) Other Information. Promptly, such additional financial and other information as the Administrative Agent, at the request of any Lender, may from time to time reasonably request. (d) Public Information. Promptly after the same are sent, copies of all reports (other than those otherwise provided pursuant to Section 5.1) and other financial information which any Credit Party sends to its public stockholders, and promptly after the same are filed, copies of all financial statements and non-confidential reports which any Credit Party may make to, or file with, the Securities and Exchange Commission or any successor or analogous United States Governmental Authority. (e) Permitted Acquisition Information. Not less than five (5) Business Days prior to the consummation of any Qualified Permitted Acquisition, a certificate, in form and substance reasonably satisfactory to the Administrative Agent, executed by an Authorized Officer of the Borrower (A) certifying that (1) such Permitted Acquisition complies with the requirements of this Agreement and (2) after giving effect to such Permitted Acquisition and any borrowings in connection therewith, the Borrower believes in good faith that it will have sufficient availability under the Aggregate Revolving Committed Amount to meet its ongoing working capital requirements and (B) demonstrating compliance with clauses (b), (d) and (e)(i) of the definition of the Permitted Acquisition. (f) Updated Schedules. Concurrently with or prior to the delivery of the financial statements referred to in Sections 5.1(a) above, (i) an updated copy of Schedule 3.2 and Schedule 3.9 if the Credit Parties or any of their Subsidiaries has formed or acquired a new Subsidiary since the Effective Date or since such Schedule was last updated, as applicable and (ii) an updated copy of Schedule 3.16 if the Credit Parties or any of their Subsidiaries has altered or acquired any insurance policies since the Effective Date or since such Schedule was last updated. Documents required to be delivered pursuant to Section 5.1(a) or (b) or Section 5.2(d) (to the extent any such documents are included in materials otherwise filed with the Securities and Exchange Commission) may be delivered electronically and shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s Internet website; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender. 5.3 Notices. Give notice to the Administrative Agent (which shall promptly transmit such notice to each Lender) of: (a) Defaults. Promptly (but in any event within two (2) Business Days) after any Credit Party knows thereof, the occurrence of any Default or Event of Default. (b) Legal Proceedings. Promptly, any litigation, or any investigation or proceeding (including without limitation, any environmental or Governmental Authority proceeding) known

15890262v6 64 #96707798v6 to any Credit Party, relating to the Borrower or any of its Subsidiaries which, if adversely determined, would reasonably be expected to have a Material Adverse Effect. (c) ERISA. Promptly, on any Credit Party gaining knowledge of (i) the occurrence of any Reportable Event with respect to any Single Employer Plan, (ii) a failure by any Credit Party or any ERISA Affiliate to make any required contribution to a Single Employer Plan required to meet the minimum funding standard set forth in ERISA and the Code with respect thereto, (iii) the creation of any Lien on the assets of any Credit Party or any ERISA Affiliate in favor of the PBGC (other than a Permitted Lien) or a Plan, or (iv) with respect to any Multiemployer Plan, the assessment of any withdrawal liability against any Credit Party or any ERISA Affiliate, or the termination or Insolvency of, any Multiemployer Plan; and in each case in clauses (i) and (iv) above, if such event or condition would reasonably be expected to have a Material Adverse Effect. (d) Guarantors. Promptly after creating or acquiring any Domestic Subsidiary required to be joined as a Guarantor in accordance with the terms of Section 5.8, notice of the creation or acquisition of such Domestic Subsidiary. (e) Other. Promptly, any other development or event which a Responsible Officer gains knowledge of which would reasonably be expected to have a Material Adverse Effect. Each notice pursuant to this Section 5.3 shall be accompanied by a statement of an Authorized Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto. 5.4 Maintenance of Existence; Compliance with Laws; Contractual Obligations. (a) Subject to Section 6.4, each Credit Party will at all times preserve and keep in full force and effect its and the corporate existence of each of its Subsidiaries (unless merged into the Borrower or a Subsidiary) and all rights and franchises of itself and its Subsidiaries unless, in the good faith judgment of the Borrower, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. (b) (i) Comply with all Requirements of Law, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, ERISA-related Requirements of Law, and obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect and (ii) without limiting the generality of the foregoing, comply in all material respects with all Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions. (c) Fully perform and satisfy all of its obligations under all of its contractual obligations except to the extent that failure to perform and satisfy such obligations would not reasonably be expected, in the aggregate, to have a Material Adverse Effect.

15890262v6 65 #96707798v6 5.5 Maintenance of Property; Insurance. (a) Maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times; provided that this Section 5.5 shall not prevent the Borrower or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable or acceptable in the conduct of its business and the Borrower has concluded that such discontinuance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. (b) Maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated; and furnish to the Administrative Agent, upon written request, full information as to the insurance carried. 5.6 Inspection of Property; Books and Records; Discussions. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its businesses and activities; and permit, during regular business hours and upon reasonable notice by the Administrative Agent or any Lender, the Administrative Agent or any such Lender to visit and inspect any of its properties and examine and make abstracts (including photocopies) from any of its books and records at any reasonable time, and to discuss the business, operations, properties and financial and other condition of the Credit Parties and their Subsidiaries with officers and employees of the Credit Parties and their Subsidiaries and with their independent certified public accountants. The cost of the inspection referred to in the preceding sentence shall be for the account of the Lenders unless an Event of Default has occurred and is continuing, in which case the cost of such inspection shall be for the account of the Borrower. 5.7 Use of Proceeds. Use the Loans solely for the purposes provided in Section 3.10. 5.8 Additional Guarantors; Release of Guarantors. (a) The Borrower shall promptly notify the Administrative Agent of the creation or acquisition of any Domestic Subsidiary (and shall notify the Administrative Agent to the extent any Immaterial Domestic Subsidiary becomes a Material Domestic Subsidiary), and shall cause each Domestic Subsidiary (other than Immaterial Domestic Subsidiaries) to become a “Guarantor” hereunder within thirty (30) days after such notice by (i) executing a Joinder Agreement and (ii) delivering such other documentation as the Administrative Agent may reasonably request in connection with the foregoing, including, without limitation, certified resolutions and other organizational and authorizing documents of such Person and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above), all in form, content and scope reasonably satisfactory to the Administrative Agent. For the avoidance of doubt, Kite and its Subsidiaries (other than Immaterial Domestic Subsidiaries) shall be required to be joined as

15890262v6 66 #96707798v6 Guarantors in accordance with the terms of this Section 5.8 within 30 days after the consummation of the Kite Acquisition on the Initial Closing Date (and not on the Initial Closing Date). (b) If at any time there are Domestic Subsidiaries of the Borrower which are classified as Immaterial Domestic Subsidiaries but which collectively (i) generate more than 20% of the Consolidated revenues of the Borrower and its Subsidiaries on a Pro Forma Basis or (ii) have total assets of equal to or greater than 20% of the Consolidated Assets, then the Borrower shall promptly cause one or more of such Immaterial Domestic Subsidiaries to comply with the provisions of Section 5.8(a), such that, after such Subsidiaries become Guarantors hereunder, all Immaterial Domestic Subsidiaries that are not Guarantors shall (A) generate not more than 20% of the Consolidated revenues of the Borrower and its Subsidiaries in the aggregate and (B) have total assets of not more than 20% of Consolidated Assets. (c) In addition to the foregoing requirements of this Section 5.8, the Borrower shall cause any Subsidiary that guarantees the obligations of the Borrower under the Senior Notes (and which is not a Guarantor) to promptly become a “Guarantor” hereunder by executing and delivering to the Administrative Agent a Joinder Agreement and such other documentation as contemplated by Section 5.8(a) above. (d) Promptly following the Borrower’s request, and without the need for any action by or approval of any Lender, the Administrative Agent shall release any Guarantor from its obligations as a Guarantor if at such time (i) such Guarantor (A) has been released, or will substantially concurrently with such release, be released from its guaranty obligations under the Note Purchase Agreement and (B) is not otherwise required to be a Guarantor pursuant to the requirements of this Section 5.8; or (ii) such Guarantor ceases to be a Material Domestic Subsidiary other than by reason of one or more transactions prohibited hereby. 5.9 Financial Covenants. (a) Leverage Ratio. On a Consolidated basis, maintain (x) a Leverage Ratio as of the end of each fiscal quarter of the Borrower of less than or equal to 3.50 to 1.0 or (y) following a Senior Note Event (in the case of a Senior Note Event described in clause (b) of such definition, to the extent the applicable Note Purchase Agreement includes corresponding maximum Net Leverage Ratio (for the avoidance of doubt, including a definition of Net Leverage Ratio consistent with the definition thereof in this Agreement)), a Net Leverage Ratio as of the end of each fiscal quarter of the Borrower of less than or equal to 3.75:1.00; provided, that, following a Senior Note Event (in the case of a Senior Note Event described in clause (b) of such definition, to the extent the applicable Note Purchase Agreement includes a corresponding Leverage Ratio Increase (as defined below) provision), in connection with the Kite Acquisition or any Permitted Acquisition or series of Permitted Acquisitions having aggregate consideration (including cash, cash equivalents and other deferred payment obligations) in excess of $100,000,000 for such Permitted Acquisition or series of Permitted Acquisitions occurring during any twelve-month period, the Borrower may, at its election, in connection with the Kite Acquisition or such Permitted Acquisition or the last in a series of Permitted Acquisitions and upon prior written notice to the Administrative Agent, increase the required Leverage Ratio or Net Leverage Ratio, as applicable, pursuant to this Section to a level of less than or equal to 4.25 to 1.00, which such increase shall be applicable for the fiscal quarter in which the Kite Acquisition or such Permitted Acquisition, as applicable, is consummated and the three (3) consecutive quarterly test periods thereafter (each, a “Leverage Ratio Increase”); provided further that there shall be at least two (2)

15890262v6 67 #96707798v6 full fiscal quarters following the cessation of each such Leverage Ratio Increase during which no Leverage Ratio Increase shall then be in effect. (b) Interest Coverage Ratio. On a Consolidated basis, maintain an Interest Coverage Ratio as of the end of each fiscal quarter of the Borrower of greater than or equal to 4.00 to 1.0; provided, however, this Section 5.9(b) shall fall away, and no longer be applicable, following a Senior Note Event to the extent a corresponding provision is not included in the applicable Note Purchase Agreement. 5.10 Payment of Obligations. File all income tax or similar tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies payable by any of them, to the extent such taxes and assessments have become due and payable and before they have become delinquent; provided that neither the Borrower nor any Subsidiary need pay any such tax or assessment if (a) the amount, applicability or validity thereof is contested by the Borrower or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Borrower or a Subsidiary has established adequate reserves therefore in accordance with GAAP on the books of the Borrower or such Subsidiary or (b) the nonpayment of all such taxes and assessments in the aggregate would not reasonably be expected to have a Material Adverse Effect. 5.11 Environmental Laws. (a) Except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect, (i) comply in all material respects with and take commercially reasonable steps to ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws and (ii) obtain and comply in all material respects with and maintain, and take commercially reasonable steps to ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws. (b) Except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect, (i) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and (ii) promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws. (c) Defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective employees, agents, officers and directors and affiliates, from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower or any of its Subsidiaries or their Properties, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney’s and consultant’s fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. The agreements in this paragraph shall survive repayment of the Credit Party Obligations and termination of the Credit Documents.

15890262v6 68 #96707798v6 5.12 Beneficial Ownership; Further Assurances. The Credit Parties shall (a) notify the Administrative Agent and each Lender that previously received a Beneficial Ownership Certification (or a certification that the Borrower qualifies for an express exclusion to the “legal entity customer” definition under the Beneficial Ownership Regulation) of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified therein (or, if applicable, the Borrower ceasing to fall within an express exclusion to the definition of “legal entity customer” under the Beneficial Ownership Regulation), (b) promptly upon the reasonable request of the Administrative Agent or any Lender, provide the Administrative Agent or directly to such Lender, as the case may be, any information or documentation requested by it for purposes of complying with the Beneficial Ownership Regulation and (c) provide such information regarding the operations, business affairs and financial condition of the Credit Parties and their Subsidiaries as the Administrative Agent or any Lender may reasonably request. 5.13 Kite Financial Statements. The Borrower will use reasonable best efforts to provide the Administrative Agent and the Lenders with copies of all financial statements of Kite and its Subsidiaries delivered to the Borrower pursuant to the Kite Acquisition Agreement prior to the Initial Closing Date. The Administrative Agent and the Lenders hereby acknowledge that Kite’s public filings with the Securities and Exchange Commission of any required financial statements will satisfy the applicable requirements of this Section. SECTION 6 NEGATIVE COVENANTS The Credit Parties covenant and agree that on the Effective Date, and so long as this Agreement is in effect and until the Commitments have been terminated, no Loans remain outstanding and all amounts owing hereunder or under any other Credit Document or in connection herewith or therewith (other than contingent indemnification obligations as to which no demand has been made in writing) have been paid in full, the Credit Parties shall not and shall not permit any Subsidiary to: 6.1 Indebtedness. At any time, create, incur, assume or suffer to exist any Indebtedness, except: (a) Indebtedness represented by the Credit Party Obligations; (b) Indebtedness of the Borrower or any Subsidiary owing to the Borrower or any other Subsidiary; (c) Indebtedness existing as of the Revolving Credit Agreement Closing Date and set forth on Schedule 6.1; (d) Indebtedness of the Borrower and the Subsidiaries incurred after the Revolving Credit Agreement Closing Date consisting of Finance Leases or Indebtedness incurred to provide all or a portion of the purchase price or cost of construction of an asset; provided that (i) such Indebtedness when incurred shall not exceed the purchase price or cost of construction of such asset, (ii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing and (iii) the total amount of all such Indebtedness, when combined with the amount of all Indebtedness incurred pursuant to clause (k) of this Section, shall not exceed $50,000,000 at any time outstanding;

15890262v6 69 #96707798v6 (e) Indebtedness and obligations owing under (i) Bank Products and (ii) other Hedging Agreements entered into in order to manage existing or anticipated interest rate, exchange rate or commodity price risks and not for speculative purposes; (f) Guaranty Obligations in respect of Indebtedness of a Credit Party to the extent the incurrence or existence of such Indebtedness is not prohibited by this Section 6.1; (g) Indebtedness of any Person (i) that is existing at the time such Person is acquired by, or merged or consolidated with or into, the Borrower or a Subsidiary of the Borrower, and (ii) that is not created in contemplation of such event; provided that such Indebtedness shall not exceed $50,000,000 at any time outstanding; (h) Indebtedness arising from (i) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, or (ii) the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; (i) any refunding or refinancing of any Indebtedness referred to in this Section 6.1, provided that any such refunding or refinancing does not increase the principal amount thereof; (j) Indebtedness incurred under the (i) Initial Senior Notes and (ii) any additional Senior Notes incurred after the Revolving Credit Agreement Closing Date; provided that the Borrower shall have demonstrated, to the reasonable satisfaction of the Administrative Agent, that the Credit Parties are in pro forma compliance with the financial covenant calculations set forth in Section 5.9 after giving effect to any such Indebtedness incurred under any Senior Notes after the Effective Date; (k) other Indebtedness of the Subsidiaries in an aggregate amount not to exceed, when combined with the amount of Indebtedness incurred pursuant to clause (d) of this section, $75,000,000 at any time outstanding; (l) other Indebtedness of the Borrower so long as the Borrower is in pro forma compliance with the financial covenants set forth in Section 5.9; and (m) Indebtedness under the Revolving Credit Agreement in an amount not to exceed $700,000,000 in aggregate principal amount. 6.2 Liens. Contract, create, incur, assume or permit to exist any Lien with respect to any of its property or assets of any kind (whether real or personal, tangible or intangible), whether now owned or hereafter acquired, except for Permitted Liens. 6.3 Nature of Business. Engage in any Material line of business substantially different from those lines of business conducted by the Credit Parties and the Subsidiaries on the date hereof or any business substantially related or incidental thereto; provided, however, this Section 6.3 shall fall away, and no longer be applicable, following a Senior Note Event to the extent a corresponding provision is not included in the applicable Note Purchase Agreement.

15890262v6 70 #96707798v6 6.4 Mergers, Sale of Assets and Indebtedness of Subsidiaries. (a) Dissolve, liquidate or wind up its affairs, sell, transfer, lease or otherwise dispose of its property or assets; provided that the following, without duplication, shall be expressly permitted (including under Section 5.4): (i) the sale, transfer, lease or other disposition of inventory and materials in the ordinary course of business; (ii) the dissolution, liquidation or winding up of the affairs of any Subsidiary (other than a Credit Party) so long as the property and assets of such Subsidiary available for distribution are distributed to the Borrower or one or more of its Subsidiaries in connection therewith; (iii) the sale, transfer or other disposition of cash and Cash Equivalents; (iv) (A) the disposition of property or assets as a direct result of a Recovery Event or (B) the sale, lease, transfer or other disposition of machinery, parts and equipment no longer used or useful in the conduct of the business of the Borrower or any of its Subsidiaries; (v) the sale, lease or transfer of property or assets between and among the Borrower and its Subsidiaries; and (vi) the sale, lease or transfer of property or assets not to exceed 15% of Consolidated Net Tangible Assets (determined at the time of such sale, lease or transfer) in the aggregate in any fiscal year; or (b) (i) purchase, lease or otherwise acquire (in a single transaction or a series of related transactions) substantially all of the property or assets of any Person (other than in connection with investments or acquisitions permitted pursuant to Section 6.5) or (ii) consummate any transaction of merger or consolidation, except for (A) investments or acquisitions permitted pursuant to Section 6.5, and (B) the merger or consolidation of the Borrower and any of its Subsidiaries or by and between any of the Subsidiaries; provided that if the Borrower is a party thereto, the Borrower will be the surviving corporation. 6.5 Advances, Investments and Loans. At any time make or permit to remain outstanding any loan or advance to, or guarantee, endorse or otherwise be or become contingently liable, directly or indirectly, in connection with the obligations, stock or dividends of, or own, purchase or acquire any stock, obligations or Securities of, or any other interest in, or make any capital contribution to (collectively, “Investments”), any Person, except that (each of the following, collectively, “Permitted Investments”): (a) the Borrower may make or permit to remain outstanding Investments to or in any Subsidiary and any Subsidiary may make or permit to remain outstanding Investments to or in the Borrower or any other Subsidiary; (b) the Borrower and any Subsidiary may make Permitted Acquisitions;

15890262v6 71 #96707798v6 (c) the Borrower and its Subsidiaries may own, purchase or acquire cash and Cash Equivalents; (d) the Borrower and its Subsidiaries may make loans and advances to employees (other than any officer or director) of the Borrower or its Subsidiaries in an aggregate amount not to exceed $5,000,000 at any time outstanding; (e) the Borrower and its Subsidiaries may make loans to, and enter into Guaranty Obligations for the account of, distributors in the ordinary course of business in an aggregate amount not to exceed $60,000,000 at any time outstanding; (f) the Borrower and any Subsidiary may make Investments in an aggregate amount at any time not to exceed $50,000,000 in any evidence of Indebtedness the interest on which is exempt from federal income taxation under the Code, of issuers with long-term debt ratings, at any date of determination, P-2 (or the equivalent thereof) or better by Moody’s, or A-2 (or the equivalent thereof) or better by S&P and/or auction rate preferred stock issued by a corporation or association organized and existing under the laws of any State of the U.S. or the District of Columbia, with a long-term debt rating, at any date of determination, of P-2 (or the equivalent thereof) or better by Moody’s, or A-2 (or the equivalent thereof) or better by S&P; (g) Pearl City may make Investments in an aggregate amount not to exceed $150,000,000 at any one time outstanding so long as such Investments are in accordance with the investment policy of Pearl City as in effect at the time of each such Investment; (h) Investments permitted under Section 6.4; (i) guarantees permitted by Section 6.1(f); (j) the Borrower and Subsidiaries may make or permit to remain outstanding any Investment in any other Person, which is not otherwise included in the foregoing clauses (a) through (i), inclusive, provided that the aggregate of such Investments shall not, at any time, exceed 20% of Consolidated Net Tangible Assets determined at such time. For the avoidance of doubt, the Borrower and its Subsidiaries may make Investments (other than loans and Guaranty Obligations) in distributors pursuant to this clause (j) in addition to the loans and Guaranty Obligations permitted under clause (e) hereof; and (k) the Kite Acquisition. Investments shall be valued at cost, less any return of capital thereon. 6.6 Transactions with Affiliates. Enter into directly or indirectly any Material transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Borrower or another Subsidiary or an employee stock ownership plan for the benefit of employees of the Borrower or any Subsidiary), except pursuant to the reasonable requirements of the Borrower’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate or, if such transaction is not one which by its nature could be obtained from any such Person, is on fair and reasonable terms.

15890262v6 72 #96707798v6 6.7 Fiscal Year; Organizational Documents. Neither change its fiscal year nor amend, modify or change its articles of incorporation (or corporate charter or other similar organizational document) or bylaws (or other similar document) in any manner materially adverse to the interests of the Lenders without the prior written consent of the Administrative Agent. 6.8 Limitation on Restricted Actions. Directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (a) pay dividends or make any other distributions to the Borrower on its Equity Interests or with respect to any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness or other obligation owed to the Borrower, (c) make loans or advances to the Borrower, (d) sell, lease or transfer any of its properties or assets to the Borrower, or (e) act as a guarantor of the Borrower pursuant to the Credit Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clauses (a) through (d) above) for (i) such encumbrances or restrictions existing under or by reason of (A) this Agreement and the other Credit Documents, (B) applicable law, (C) any Permitted Lien or any document or instrument governing any Permitted Lien (provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien), (D) any agreement relating to any Indebtedness issued by a Subsidiary on or prior to the date on which such Subsidiary became a Subsidiary or was acquired by the Borrower (other than Indebtedness issued as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions in contemplation of or pursuant to which such Person became a Subsidiary or was acquired by the Borrower) and outstanding on such date, and (E) customary non-assignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease, (ii) any requirement that a Non-Wholly-Owned Subsidiary make dividend or other distribution to all owners of its equity interests, including owners other than the Borrower or other Subsidiaries, in accordance with their respective equity interests, (iii) a requirement that a Subsidiary give the holders of any Indebtedness of such Subsidiary not more than thirty days prior written notice of its intention to pay a dividend to its stockholders and (iv) (in respect of the matters referred to in clauses (a) and (d) above) restrictions on sales, leases or transfers of all or substantially all of the assets of any Subsidiary that has guaranteed the Borrower’s obligations under the Senior Notes during an event of default thereunder, and except (in respect of the matters referred to in clause (e) above) for restrictions in the Note Purchase Agreement, provided that the Note Purchase Agreement does not so restrict any Subsidiary that has guaranteed the Borrower’s obligations under the Senior Notes. 6.9 No Further Negative Pledges. Enter into, assume, become subject to, or permit to exist, any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, in favor of the Administrative Agent (for the benefit of the Lenders) to secure the Credit Party Obligations (provided that any restriction (a) on the amount of Indebtedness under this Agreement and the other Credit Documents that can be secured shall not be deemed a restriction prohibited by this Section 6.9 so long as the permitted amount of secured Indebtedness is equal to or greater than the aggregate Commitments or Loans outstanding hereunder including the permitted amount of any Additional Loans as then in effect when such restriction is entered into, (b) in the Note Purchase Agreement shall not be deemed a restriction prohibited by this Section 6.9 if such Liens in favor of the Administrative Agent shall be permitted thereunder on the condition that the Senior Notes be equally and ratably secured with the Credit Party Obligations secured thereby pursuant to an agreement reasonably satisfactory to the Required Holders (as defined in the Note Purchase Agreement), (c) in the Note

15890262v6 73 #96707798v6 Purchase Agreement or any other agreement evidencing Indebtedness permitted hereunder that conditions a Person’s ability to encumber its assets upon the maintenance of one or more specified ratios that limit such Person’s ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets shall not be deemed a restriction prohibited by this Section 6.9, and (d) in the Revolving Credit Agreement shall not be deemed a restriction prohibited by this Section 6.9). SECTION 7 EVENTS OF DEFAULT 7.1 Events of Default. An Event of Default shall exist upon the occurrence of any of the following specified events (each an “Event of Default”): (a) (i) The Borrower shall fail to pay any principal on any Loan when due in accordance with the terms hereof; or (ii) the Borrower shall fail to pay any interest on any Loan or any Fee or other amount payable hereunder when due in accordance with the terms hereof and such failure shall continue unremedied for three (3) Business Days (or any Guarantor shall fail to pay on the Guaranty in respect of any of the foregoing or in respect of any other Guaranty Obligations thereunder within three (3) Business Days); or (b) Any representation or warranty made or deemed made herein or in any of the other Credit Documents or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement shall prove to have been incorrect, false or misleading in any material respect on or as of the date made or deemed made; or (c) (i) Any Credit Party shall fail to perform, comply with or observe any term, covenant or agreement applicable to it contained in Sections 5.3(a), 5.4(a), 5.7, 5.9 or 5.13 or in Section 6; or (ii) any Credit Party shall fail to perform, comply with or observe any covenant or agreement contained in Section 5.1 and such failure shall continue unremedied for a period of five (5) Business Days; or (iii) any Credit Party shall fail to comply with any other covenant contained in this Agreement or the other Credit Documents (other than as described in Sections 7.1(a), 7.1(b), 7.1(c)(i) or 7.1(c)(ii) above), and in the event such breach or failure to comply is capable of cure, is not cured within thirty (30) days of its occurrence; or (d) Any Credit Party or any of its Subsidiaries shall (i) default in any payment of principal of or interest on any Indebtedness (other than the Loans and the Guaranty) in a principal amount outstanding of at least $30,000,000 in the aggregate for the Credit Parties and their Subsidiaries beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any other agreement or condition relating to any Indebtedness in a principal amount outstanding of at least $30,000,000 in the aggregate for the Credit Parties or their Subsidiaries or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity; or

15890262v6 74 #96707798v6 (e) (i) Any Credit Party shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Credit Party shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Credit Party any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 consecutive days; or (iii) there shall be commenced against any Credit Party any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) any Credit Party shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clauses (i), (ii), or (iii) above; or (v) any Credit Party shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or (f) One or more judgments or decrees shall be entered against any Credit Party or any of its Subsidiaries involving in the aggregate a liability (to the extent not paid when due or covered by insurance) of $30,000,000 or more and all such judgments or decrees shall not have been paid and satisfied, vacated, discharged, stayed or bonded pending appeal within forty- five (45) days from the entry thereof; or (g) (i) Any Person shall engage in any non-exempt “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) the determination that a Single Employer Plan or a Multiemployer Plan is considered an at risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA or any Lien in favor of the PBGC or a Plan (other than a Permitted Lien) shall arise on the assets of any Credit Party or any ERISA Affiliate, (iii) a Reportable Event shall occur with respect to, or proceedings under Title IV of ERISA shall commence to have a trustee appointed, or a trustee shall be appointed under Title IV of ERISA, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, or (v) any Credit Party or any ERISA Affiliate shall incur any liability in connection with a withdrawal from, or the Insolvency of, any Multiemployer Plan; and in each case in clauses (i) through (v) above, such event or condition, together with all other such events or conditions, if any, would reasonably be expected to have a Material Adverse Effect; or (h) There shall occur a Change of Control; or (i) The Guaranty or any provision thereof shall cease to be in full force and effect or any Guarantor or any Person acting by or on behalf of any Guarantor shall deny or disaffirm any Guarantor’s obligations under the Guaranty; or (j) This Agreement or any Credit Document shall fail to be in full force and effect or to give the Administrative Agent and/or the Lenders the rights, powers and privileges purported

15890262v6 75 #96707798v6 to be created thereby, or any Credit Party or any Person acting by or on behalf of any Credit Party shall deny or disaffirm any Credit Party Obligation. If a Default shall have occurred under the Credit Documents, then such Default will continue to exist until it either is cured (to the extent specifically permitted) in accordance with the Credit Documents or is otherwise expressly waived by Administrative Agent (with the approval of requisite Lenders (in their sole and absolute discretion) as determined in accordance with Section 10.1); and once an Event of Default occurs under the Credit Documents, then such Event of Default will continue to exist until it is expressly waived by the requisite Lenders or by the Administrative Agent with the approval of the requisite Lenders, as required hereunder in Section 10.1. 7.2 Acceleration; Remedies. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, or upon the request and direction of the Required Lenders shall, by written notice to the Borrower take any of the following actions (including any combination of such actions): (a) Termination of Commitments. Declare the Commitments terminated whereupon the Commitments shall be immediately terminated. (b) Acceleration. Declare the unpaid principal of and any accrued interest in respect of the Credit Party Obligations (other than liabilities and obligations arising under Bank Products) and any and all other indebtedness or obligations (including, without limitation, Fees) of any and every kind owing by any Credit Party to the Administrative Agent and/or any of the Lenders hereunder to be due, whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party. (c) Enforcement of Rights. Exercise any and all rights and remedies created and existing under the Credit Documents, whether at law or in equity. (d) Rights Under Applicable Law. Exercise any and all rights and remedies available to the Administrative Agent or the Lenders under applicable law. Notwithstanding the foregoing, if a Bankruptcy Event shall occur, then the Commitments shall automatically terminate and all Loans, all accrued interest in respect thereof, all accrued and unpaid Fees, other indebtedness or obligations owing to the Administrative Agent and/or any of the Lenders hereunder automatically shall immediately become due and payable without presentment, demand, protest or the giving of any notice or other action by the Administrative Agent or the Lenders, all of which are hereby waived by the Borrower. 7.3 Rescission of Acceleration. Anything in Section 7.2 to the contrary notwithstanding, the Administrative Agent shall at the direction of the Lenders, rescind and annul any acceleration pursuant to Section 7.2(b) by written instrument filed with the Borrower, provided, however, that at the time such acceleration is so rescinded and annulled: (a) all past due interest and principal, if any, on the Obligations and all other sums payable under this Agreement (except any principal and interest on any Obligations which has become due and payable solely by reason of such acceleration) shall have been duly paid; and

15890262v6 76 #96707798v6 (b) no other Event of Default shall have occurred and be continuing which shall not have been waived in accordance with this Agreement. SECTION 8 AGENCY PROVISIONS 8.1 Appointment and Authority. Each of the Lenders hereby irrevocably appoints Wells Fargo to act on its behalf as the Administrative Agent hereunder and under the other Credit Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Section are solely for the benefit of the Administrative Agent and the Lenders, and neither the Borrower nor any other Credit Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Credit Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties. 8.2 Nature of Duties. Anything herein to the contrary notwithstanding, none of the bookrunners, arrangers or other agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Credit Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Credit Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any subagents except to the extent that a court of competent jurisdiction determines in a final and non appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents. 8.3 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Credit Documents, and its obligations hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent: (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

15890262v6 77 #96707798v6 (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Credit Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Credit Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and (c) shall not, except as expressly set forth herein and in the other Credit Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Credit Party or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 9.1 and 7.2) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Credit Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Credit Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. 8.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

15890262v6 78 #96707798v6 8.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be directed by the Required Lenders; provided, however, that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders except to the extent that this Agreement expressly requires that such action be taken, or not taken, only with the consent or upon the authorization of the Required Lenders, or all of the Lenders, as the case may be. 8.6 Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representation or warranty to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of any Credit Party, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Credit Document or any related agreement or any document furnished hereunder or thereunder. 8.7 Indemnification. The Lenders agree to indemnify the Administrative Agent in its capacity hereunder and its Affiliates and their respective officers, directors, agents and employees (to the extent not reimbursed by the Credit Parties and without limiting the obligation of the Credit Parties to do so), ratably according to their respective Credit Exposure Percentages in effect on the date on which indemnification is sought under this Section, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Credit Party Obligations) be imposed on, incurred by or asserted against any such indemnitee in any way relating to or arising out of any Credit Document or any documents contemplated by or referred to herein or therein or the Transactions or any action taken or omitted by any such indemnitee under or in connection with any of the foregoing; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from such indemnitee’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction. The agreements in this Section shall survive the termination of this Agreement and payment of the Credit Party Obligations and all other amounts payable hereunder.

15890262v6 79 #96707798v6 8.8 Administrative Agent in Its Individual Capacity. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Credit Parties or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders. 8.9 Successor Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent. Upon delivery of any such notice of resignation or removal, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, or an Affiliate of any such bank. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then (a) in the case of a resignation, the retiring Administrative Agent may on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice, and (b) in the case of a removal, such removal shall nonetheless become effective in accordance with such notice 30 days after the delivery of the notice of removal. Upon the effectiveness of any resignation or removal (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents and (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this paragraph. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation or removal hereunder and under the other Credit Documents, the provisions of this Section and Section 10.5 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent. 8.10 Guaranty Matters. (a) The Lenders and the Bank Product Providers irrevocably authorize and direct the Administrative Agent to release any Guarantor from its obligations under the applicable Guaranty if such Person ceases to be a Guarantor as a result of a transaction permitted hereunder. (b) In connection with a release pursuant to this Section, the Administrative Agent shall promptly execute and deliver to the applicable Credit Party, at such Credit Party’s expense,

15890262v6 80 #96707798v6 all documents that the applicable Credit Party shall reasonably request to evidence such termination or release. Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release any Guarantor from its obligations under the Guaranty pursuant to this Section. 8.11 Bank Products. No Bank Product Provider that obtains the benefits of Sections 2.9 and 7.2 or any Guaranty by virtue of the terms of this Agreement shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Credit Document other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Credit Documents. The Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Credit Party Obligations arising under Bank Products unless the Administrative Agent has received written notice of such Credit Party Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Bank Product Provider. 8.12 Erroneous Payments. (a) Each Lender, each Bank Product Provider and any other party hereto hereby severally agrees that if (i) the Administrative Agent notifies (which such notice shall be conclusive absent manifest error) such Lender or any Bank Product Providers (or the Lender Affiliate of a Bank Product Provider) or any other Person that has received funds from the Administrative Agent or any of its Affiliates, either for its own account or on behalf of a Lender or Bank Product Provider (each such recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion that any funds received by such Payment Recipient were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) or (ii) any Payment Recipient receives any payment from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, or (z) that such Payment Recipient otherwise becomes aware was transmitted or received in error or by mistake (in whole or in part) then, in each case, an error in payment shall be presumed to have been made (any such amounts specified in clauses (i) or (ii) of this Section 8.12(a), whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise; individually and collectively, an “Erroneous Payment”), then, in each case, such Payment Recipient is deemed to have knowledge of such error at the time of its receipt of such Erroneous Payment; provided that nothing in this Section shall require the Administrative Agent to provide any of the notices specified in clauses (i) or (ii) above. Each Payment Recipient agrees that it shall not assert any right or claim to any Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine. (b) Without limiting the immediately preceding clause (a), each Payment Recipient agrees that, in the case of clause (a)(ii) above, it shall promptly notify the Administrative Agent in writing of such occurrence.

15890262v6 81 #96707798v6 (c) In the case of either clause (a)(i) or (a)(ii) above, such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and upon demand from the Administrative Agent such Payment Recipient shall (or, shall cause any Person who received any portion of an Erroneous Payment on its behalf to), promptly, but in all events no later than one Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in Same Day Funds and in the currency so received, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent at the Overnight Rate. (d) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (c), from any Lender that is a Payment Recipient or an Affiliate of a Payment Recipient (such unrecovered amount as to such Lender, an “Erroneous Payment Return Deficiency”), then at the sole discretion of the Administrative Agent and upon the Administrative Agent’s written notice to such Lender (i) such Lender shall be deemed to have made a cashless assignment of the full face amount of the portion of its Loans (but not its Commitments) to the Administrative Agent or, at the option of the Administrative Agent, the Administrative Agent’s applicable lending affiliate in an amount that is equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments), the “Erroneous Payment Deficiency Assignment”) plus any accrued and unpaid interest on such assigned amount, without further consent or approval of any party hereto and without any payment by the Administrative Agent or its applicable lending affiliate as the assignee of such Erroneous Payment Deficiency Assignment. The parties hereto acknowledge and agree that (1) any assignment contemplated in this clause (d) shall be made without any requirement for any payment or other consideration paid by the applicable assignee or received by the assignor, (2) the provisions of this clause (d) shall govern in the event of any conflict with the terms and conditions of Section 10.6 and (3) the Administrative Agent may reflect such assignments in the Register without further consent or action by any other Person. (e) Each party hereto hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent (1) shall be subrogated to all the rights of such Payment Recipient with respect to such amount and (2) is authorized to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any Credit Document, or otherwise payable or distributable by the Administrative Agent to such Payment Recipient from any source, against any amount due to the Administrative Agent under this Section 8.12 or under the indemnification provisions of this Agreement, (y) the receipt of an Erroneous Payment by a Payment Recipient shall not for the purpose of this Agreement be treated as a payment, prepayment, repayment, discharge or other satisfaction of any Obligations owed by the Borrower or any other Credit Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Credit Party for the purpose of making a payment on the Obligations and (z) to the extent that an Erroneous Payment was in any way or at any time credited as payment or satisfaction of any of the Obligations, the Obligations or any part thereof that were so credited, and all rights of the Payment Recipient, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received.

15890262v6 82 #96707798v6 (f) Each party’s obligations under this Section 8.12 shall survive the resignation or replacement of the Administrative Agent or any transfer of right or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Credit Document. (g) Nothing in this Section 8.12 will constitute a waiver or release of any claim of the Administrative Agent hereunder arising from any Payment Recipient’s receipt of an Erroneous Payment. SECTION 9 GUARANTY 9.1 The Guaranty. To induce the Lenders to enter into this Agreement and any Bank Product Provider to enter into any Bank Product and to extend credit hereunder and thereunder and in recognition of the direct benefits to be received by the Guarantors from the Extensions of Credit hereunder and any Bank Product, each of the Guarantors hereby agrees with the Administrative Agent and the Lenders as follows: the Guarantor hereby unconditionally and irrevocably jointly and severally guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, by acceleration or otherwise, of any and all Credit Party Obligations. If any or all of such indebtedness becomes due and payable hereunder or under any Bank Product with a Bank Product Provider, each Guarantor unconditionally promises to pay such indebtedness to the Administrative Agent, the Lenders, the Bank Product Providers, or their respective order, or demand, together with any and all reasonable expenses which may be incurred by the Administrative Agent, the Lenders or the Bank Product Providers in collecting any of the Credit Party Obligations. The word “indebtedness” is used in this Section in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities of the Borrower and the Guarantors under the Credit Documents, including specifically all Credit Party Obligations, arising in connection with this Agreement, the other Credit Documents or Bank Product with a Bank Product Provider, in each case, heretofore, now, or hereafter made, incurred or created, whether voluntarily or involuntarily, absolute or contingent, liquidated or unliquidated, determined or undetermined, whether or not such indebtedness is from time to time reduced, or extinguished and thereafter increased or incurred, whether the Borrower and the Guarantors may be liable individually or jointly with others, whether or not recovery upon such indebtedness may be or hereafter become barred by any statute of limitations, and whether or not such indebtedness may be or hereafter become otherwise unenforceable. Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents, to the extent the obligations of a Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable law relating to fraudulent conveyances or transfers) then the obligations of each such Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (including, without limitation, the Bankruptcy Code or its non-U.S. equivalent). 9.2 Bankruptcy. Additionally, each of the Guarantors unconditionally and irrevocably guarantees jointly and severally the payment of any and all Credit Party Obligations of the Borrower to the Lenders and any Bank Product Provider whether or not due or payable by the Borrower upon the occurrence of a Bankruptcy Event as applicable to the Borrower or any Subsidiaries of the Borrower, and unconditionally promises to pay such Credit Party Obligations to the Administrative Agent for the account of the Lenders

15890262v6 83 #96707798v6 and to any such Bank Product Provider, or order, on demand, in lawful money of the United States. Each of the Guarantors further agrees that to the extent that the Borrower or a Guarantor shall make a payment or a transfer of an interest in any property to the Administrative Agent, any Lender or any Bank Product Provider, which payment or transfer or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, or otherwise is avoided, and/or required to be repaid to the Borrower or a Guarantor, the estate of the Borrower or a Guarantor, a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or other applicable law or equitable cause, then to the extent of such avoidance or repayment, the obligation or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made. 9.3 Nature of Liability. The liability of each Guarantor hereunder is exclusive and independent of any security for or other guaranty of the Credit Party Obligations of the Borrower whether executed by any such Guarantor, any other guarantor or by any other party, and no Guarantor’s liability hereunder shall be affected or impaired by (a) any direction as to application of payment by the Borrower or by any other party, (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Credit Party Obligations of the Borrower, (c) any payment on or in reduction of any such other guaranty or undertaking, (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, or (e) any payment made to the Administrative Agent, the Lenders or any Bank Product Provider on the Credit Party Obligations that the Administrative Agent, such Lenders or such Bank Product Provider repay the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each of the Guarantors waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding. 9.4 Independent Obligation. The obligations of each Guarantor hereunder are independent of the obligations of any other guarantor or the Borrower, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other guarantor or the Borrower and whether or not any other Guarantor or the Borrower is joined in any such action or actions. 9.5 Authorization. Each of the Guarantors authorizes the Administrative Agent, each Lender and each Bank Product Provider without notice or demand (except as shall be required by applicable law and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to (a) renew, compromise, extend, increase, accelerate or otherwise change the time for payment of, or otherwise change the terms of the Credit Party Obligations or any part thereof in accordance with this Agreement and any Bank Product, as applicable, including any increase or decrease of the rate of interest thereon, (b) take and hold security from any Guarantor or any other party for the payment of this Guaranty or the Credit Party Obligations and exchange, enforce waive and release any such security, (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent and the Lenders in their discretion may determine and (d) release or substitute any one or more endorsers, Guarantors, the Borrower or other obligors. 9.6 Reliance. It is not necessary for the Administrative Agent, the Lenders or any Bank Product Providers to inquire into the capacity or powers of the Borrower or the officers, directors, members, partners or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

15890262v6 84 #96707798v6 9.7 Waiver. (a) Each of the Guarantors waives any right (except as shall be required by applicable law and cannot be waived) to require the Administrative Agent, any Lender or any Bank Product Provider to (i) proceed against the Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Borrower, any other guarantor or any other party, or (iii) pursue any other remedy in the Administrative Agent’s, any Lender’s or any Bank Product Provider’s power whatsoever. Each of the Guarantors waives any defense based on or arising out of any defense of the Borrower, any other guarantor or any other party other than payment in full of the Credit Party Obligations, including without limitation any defense based on or arising out of the disability of the Borrower, any other guarantor or any other party, or the unenforceability of the Credit Party Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full of the Credit Party Obligations. The Administrative Agent or any of the Lenders may, at their election, foreclose on any security held by the Administrative Agent or a Lender by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Administrative Agent and any Lender may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Credit Party Obligations have been paid in full. Each of the Guarantors, to the extent permitted by law, waives any defense arising out of any such election by the Administrative Agent and each of the Lenders, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Guarantors against the Borrower or any other party or any security. (b) Each of the Guarantors waives all presentments, demands for performance, protests and notices, including without limitation notices of nonperformance, notice of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional Credit Party Obligations. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Credit Party Obligations and the nature, scope and extent of the risks which such Guarantor assumes and incurs hereunder, and agrees that neither the Administrative Agent nor any Lender shall have any duty to advise such Guarantor of information known to it regarding such circumstances or risks. (c) Each of the Guarantors hereby agrees it will not exercise any rights of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code, or otherwise) to the claims of the Lenders or the Bank Product Provider against the Borrower or any other guarantor of the Credit Party Obligations of the Borrower owing to the Lenders or such Bank Product Provider (collectively, the “Other Parties”) and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from any Other Party which it may at any time otherwise have as a result of this Guaranty until such time as the Credit Party Obligations shall have been paid in full, no Credit Document or Bank Product with a Bank Product Provider remains in effect and the Commitments have been terminated. Each of the Guarantors hereby further agrees not to exercise any right to enforce any other remedy which the Administrative Agent, the Lenders or any Bank Product Provider now have or may hereafter have against any Other Party, any endorser or any other guarantor of all or any part of the Credit Party Obligations of the Borrower and any benefit of, and any right to participate in, any security or collateral given to or for the benefit of the Lenders and/or the Bank Product Providers to secure payment of the Credit Party Obligations of the Borrower until such time as the Credit Party Obligations shall have been paid in full, no

15890262v6 85 #96707798v6 Credit Document or Bank Product with a Bank Product Provider remains in effect and the Commitments have been terminated. 9.8 Limitation on Enforcement. The Lenders and the Bank Product Providers agree that this Guaranty may be enforced only by the action of the Administrative Agent acting upon the instructions of the Required Lenders or any such Bank Product Provider (only with respect to obligations under the applicable Bank Product entered into with such Bank Product Provider) and that no Lender or Bank Product Provider shall have any right individually to seek to enforce or to enforce this Guaranty, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent for the benefit of the Lenders under the terms of this Agreement and for the benefit of any Bank Product Provider under any Bank Product provided by such Bank Product Provider. The Lenders and the Bank Product Providers further agree that this Guaranty may not be enforced against any director, officer, employee or stockholder of the Guarantors. 9.9 Confirmation of Payment. The Administrative Agent and the Lenders will, upon request after payment of the Credit Party Obligations under the Credit Documents which are the subject of this Guaranty and termination of the Commitments relating thereto, confirm to the Borrower, the Guarantors or any other Person that the Credit Party Obligations under the Credit Documents have been paid in full and the Commitments relating thereto terminated, subject to the provisions of Section 9.2. 9.10 Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Credit Party to honor all of its obligations under this Guaranty in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 9.10 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 9.10, or otherwise under this Guaranty, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until a discharge in full of the Credit Party Obligations. Each Qualified ECP Guarantor intends that this Section 9.10 constitute, and this Section 9.10 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Credit Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act. SECTION 10 MISCELLANEOUS 10.1 Amendments and Waivers. Neither this Agreement, nor any of the other Credit Documents, nor any terms hereof or thereof may be amended, supplemented, waived or modified except in accordance with the provisions of this Section. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (a) enter into with the Borrower written amendments, supplements or modifications hereto and to the other Credit Documents for the purpose of adding any provisions to this Agreement or the other Credit Documents or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders may specify in such instrument, any of the requirements of this Agreement or the other

15890262v6 86 #96707798v6 Credit Documents or any Default or Event of Default and its consequences; provided, however, that, subject to Section 7.3, no such waiver and no such amendment, waiver, supplement, modification or release shall: (i) reduce the amount or extend the scheduled date of maturity of any Loan or Note or any installment thereon, or reduce the stated rate of any interest, fee or other amounts payable hereunder (except in connection with a waiver of interest at the increased post-default rate) or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender’s Commitment, in each case without the written consent of each Lender directly affected thereby; or (ii) amend, modify or waive any provision of this Section 10.1 or reduce the percentage specified in the definition of Required Lenders, without the written consent of all the Lenders; or (iii) amend, modify or waive any provision of Section 9 without the written consent of the then Administrative Agent; or (iv) release all or substantially all of the Guarantors from their obligations under the Guaranty, without the written consent of all the Lenders; or (v) amend, modify or waive any provision of the Credit Documents requiring consent, approval or request of the Required Lenders or all Lenders, without the written consent of the Required Lenders or of all Lenders as appropriate; or (vi) amend or modify the definition of Credit Party Obligations to delete or exclude any obligation or liability described therein without the written consent of each Lender and each Bank Product Provider directly affected thereby; or (vii) amend, modify or waive the order in which Credit Party Obligations are paid, the pro rata borrowing of Loans, the pro rata reduction of Commitments or the pro rata sharing of payments in Section 2.9(a), Section 2.9(b) or Section 10.7, or the definition of “Commitment Percentage” or “Credit Exposure Percentage”, in each case, without the written consent of each Lender and each Bank Product Provider directly affected thereby; or (viii) subordinate any of the Obligations in right of payment or otherwise adversely affect the priority of payment of any of such Obligations without the consent of each Lender; provided, further, that no amendment, waiver or consent affecting the rights or duties of the Administrative Agent under any Credit Document shall in any event be effective, unless in writing and signed by the Administrative Agent in addition to the Lenders required hereinabove to take such action. Any such waiver, any such amendment, supplement or modification and any such release shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the other Credit Parties, the Administrative Agent and all future Lenders. In the case of any waiver, the Borrower, the other Credit Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the outstanding Loans and Notes and other Credit Documents, and any Default or Event of Default permanently waived shall be deemed to be cured and not continuing;

15890262v6 87 #96707798v6 but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. The Borrower and the Lenders hereby authorize the Administrative Agent to modify this Agreement by unilaterally amending or supplementing Exhibit 2.1(a) from time to time in the manner requested by the Borrower, the Administrative Agent or any Lender in order to reflect any assignments or transfers of the Loans as provided for hereunder; provided further, however, that the Administrative Agent shall promptly deliver a copy of any such modification to the Borrower and each Lender. Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (A) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein, (B) the Required Lenders may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding, (C) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except (x) that the Commitment of such Lender may not be increased or extended without the consent of such Lender and (y) to the extent such amendment, waiver or consent is of the type contemplated by clauses (i)-(vii) above and such Defaulting Lender is impacted by such amendment, waiver or consent more than the other Lenders and (D) the Administrative Agent may, without the consent of any Lender, enter into amendments or modifications to this Agreement or any of the other Credit Documents or to enter into additional Credit Documents as the Administrative Agent reasonably deems appropriate in order to implement any Benchmark Replacement or otherwise effectuate the terms of Section 2.11(c) in accordance with the terms of Section 2.11(c). The Borrower shall be permitted to replace with an Eligible Assignee acceptable to the Administrative Agent any Lender (other than Wells Fargo) that fails to consent to any proposed amendment, modification, termination, waiver or consent with respect to any provision hereof or of any other Credit Document that requires the unanimous approval of all of the Lenders, the approval of all of the Lenders affected thereby or the approval of a class of Lenders, in each case in accordance with the terms of this Section 10.1, so long as the consent of the Required Lenders shall have been obtained with respect to such amendment, modification, termination, waiver or consent; provided that (1) such replacement does not conflict with any Requirement of Law, (2) the replacement Eligible Assignee shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (3) the replacement Eligible Assignee shall approve the proposed amendment, modification, termination, waiver or consent, (4) the Borrower shall be liable to such replaced Lender under Section 2.14 if any SOFR Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (5) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein), (6) until such time as such replacement shall be consummated, the Borrower shall pay to the replaced Lender all additional amounts (if any) required pursuant to Section 2.12, 2.13 or 2.15, as the case may be, (7) the Borrower provides at least three (3) Business Days’ prior notice to such replaced Lender, and (8) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender. If any replaced Lender fails to execute the agreements required under Section 10.6 in connection with an assignment pursuant to this Section 10.1, the Borrower may, upon two (2) Business Days’ prior notice to such replaced Lender, execute such agreements on behalf of such replaced Lender. A Lender shall not be required to be replaced if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such replacement cease to apply.

15890262v6 88 #96707798v6 For the avoidance of doubt and notwithstanding any provision to the contrary contained in this Section 10.1, this Agreement may be amended (or amended and restated) (a) as provided in Section 2.11 or (b) with the written consent of the Credit Parties and the Administrative Agent in accordance with Section 2.2. In addition, notwithstanding anything in this Agreement to the contrary, each Lender hereby irrevocably authorizes the Administrative Agent on its behalf, and without further consent of any Lender (but with the consent of the Borrower), following a Senior Note Event to enter into amendments or modifications to this Agreement as the Administrative Agent reasonably deems appropriate in order to implement any changes to this Agreement specified herein that result from the occurrence of such Senior Note Event. 10.2 Notices. (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent via electronic delivery as follows: if to the Borrower: HNI Corporation 600 East Second Street Muscatine, IA 52761 Attention: Marshall Bridges, Senior Vice President and Chief Financial Officer Telephone: (563) 272-4844 Email: bridgesm@hnicorp.com with a copy to: HNI Corporation 600 East Second Street Muscatine, IA 52761 Attention: General Counsel Telephone: (563) 272-4919 Email: bradfords@hnicorp.com if to the Administrative Agent: Wells Fargo Bank, National Association 1525 W WT Harris Blvd. MAC D1109-019 Charlotte, North Carolina 28262 Attention: Syndication Agency Services Telephone: (704) 590-2713 Telecopy: (704) 590-3481 Email: Agencyservices.requests@wellsfargo.com

15890262v6 89 #96707798v6 with a copy to: Wells Fargo Bank, National Association 550 S Tryon Street, 3rd floor Charlotte, NC 28202 MAC D1086-031 Attention: Brett Wise Telephone: (704) 715-8846 Email: brett.wise@wellsfargo.com if to a Lender, to it at its address (or telecopier number) set forth in its Administrative Questionnaire. (b) Notices and other communications to the Lenders or the Administrative Agent hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Section 2 if such Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Section by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor. (c) Change of Address, Etc. Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto. 10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. 10.4 Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the other Credit Documents and the making of the Loans; provided that all such

15890262v6 90 #96707798v6 representations and warranties shall terminate on the date upon which the Commitments have been terminated and all Credit Party Obligations have been paid in full. 10.5 Payment of Expenses and Taxes. (a) Costs and Expenses. The Credit Parties shall pay (i) all reasonable and documented out of pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable and documented fees, charges and disbursements of counsel for the Administrative Agent limited to one counsel for the Administrative Agent and, if reasonably necessary, a single local counsel in each relevant jurisdiction), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Credit Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the Transactions shall be consummated), and (ii) all reasonable out of pocket expenses incurred by the Administrative Agent or any Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Credit Documents, including its rights under this Section, or (B) in connection with the Loans made hereunder, including all such reasonable out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans. (b) Indemnification by the Credit Parties. The Credit Parties shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, penalties, damages, liabilities and reasonable and documented out-of-pocket expenses (including the reasonable and documented fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Credit Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Credit Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the Transactions and the administration and enforcement of the Credit Documents, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Materials of Environmental Concern on or from any property owned or operated by any Credit Party or any of its Subsidiaries, or any liability under Environmental Law related in any way to any Credit Party or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Credit Party, and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (i) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, (ii) relate to a claim brought by any Credit Party against an Indemnitee for breach in bad faith of such Indemnitee’s funding obligations as determined by a court of competent jurisdiction in a final non-appealable judgment or (iii) relate to any dispute solely among Indemnitees, other than any claims against the Administrative Agent (and any sub-agent thereof) in its respective capacity or in fulfilling its role as an administrative agent or arranger or any similar role hereunder, and other than any claims arising out of any act or omission on the part of any Credit Party or any of its Subsidiaries. Paragraph (b) of this Section shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

15890262v6 91 #96707798v6 (c) Reimbursement by Lenders. To the extent that the Credit Parties for any reason fail to indefeasibly pay any amount required under paragraph (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub- agent) or such Related Party, as the case may be, such Lender’s Credit Exposure Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity. (d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, none of the parties hereto shall assert, and each of the parties hereto hereby waives, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Credit Document or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof; provided, however, that the Credit Parties’ indemnity and contribution obligations, as set forth in this Section will apply in respect of any special, indirect, consequential or punitive damages that may be awarded against any Indemnitee in connection with a claim by a third party unaffiliated with such Indemnitee. No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the Transactions, except to the extent that a court of competent jurisdiction by final and nonappealable judgment determines that the receipt of such information or materials by any such unintended recipient resulted from the gross negligence or willful misconduct of such Indemnitee. (e) Payments. All amounts due under this Section shall be payable promptly/not later than five (5) days after demand therefor. (f) Survival. The agreements contained in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of the Credit Party Obligations. 10.6 Successors and Assigns; Participations; Purchasing Lenders. (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Indemnitees and Related

15890262v6 92 #96707798v6 Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement. (b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions: (i) Minimum Amounts. (A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and (B) in any case not described in paragraph 10.6(b)(i)(A) of this Section, the aggregate amount of the any Commitment or, if such Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000 (provided, however, that simultaneous assignments shall be aggregated in respect of a Lender and its Approved Funds), unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed). (ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate tranches on a non-pro rata basis. (iii) Required Consents. No consent shall be required for any assignment except to the extent required by paragraph 10.6(b)(i)(B) of this Section and, in addition: (A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; and (B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments if such assignment is to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund with respect to a Lender.

15890262v6 93 #96707798v6 (iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that only one (1) such fee shall be payable in respect of simultaneous assignments by a Lender and its Approved Funds, and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. (v) No Assignment to Certain Persons. No such assignment shall be made to (A) the Borrower or any of the Borrower’s Affiliates or Subsidiaries or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender or a Subsidiary thereof. (vi) No Assignment to Natural Persons. No such assignment shall be made to a natural Person (or a trust for, or owned and operated for the primary benefit of, a natural Person). (vii) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon), and (B) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Commitment Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs. Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.11 and 10.5 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section. (c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in Charlotte, North Carolina a copy of each

15890262v6 94 #96707798v6 Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice; provided that a Lender shall only be entitled to inspect its own entry in the Register and not that of any other Lender. (d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person, or a trust for, or owned and operated for the primary benefit of, a natural Person, or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 10.1 that requires the consent of all Lenders or all affected Lenders that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.13, 2.14 and 2.15 (subject to the requirements and limitations therein, including the requirements under Section 2.15(g) (it being understood that the documentation required under Section 2.15(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 2.16 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 2.14 or 2.15, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.16 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.7 as though it were a Lender; provided that such Participant agrees to be subject to Section 10.7 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Credit Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Credit Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury

15890262v6 95 #96707798v6 Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. (e) Limitations Upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Sections 2.14 and 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.15 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.15 as though it were a Lender. (f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. 10.7 Adjustments; Set-off. (a) If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower or any other Credit Party against any and all of the obligations of the Borrower or such Credit Party now or hereafter existing under this Agreement or any other Credit Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Credit Document and although such obligations of the Borrower or such Credit Party may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (i) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.17 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the other Lenders and (ii) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Credit Party Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or its Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. (b) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than

15890262v6 96 #96707798v6 its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (i) notify the Administrative Agent of such fact, and (ii) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that: (A) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and (B) the provisions of this paragraph shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its to any assignee or participant, other than to any Credit Party or any Subsidiary thereof (as to which the provisions of this paragraph shall apply). (c) Each Credit Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Credit Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Credit Party in the amount of such participation. 10.8 Table of Contents and Section Headings. The table of contents and the Section and subsection headings herein are intended for convenience only and shall be ignored in construing this Agreement. 10.9 Counterparts; Effectiveness: Electronic Execution. (a) Counterparts; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Except as provided in Section 4.1, this Agreement shall become effective when it shall have been executed by the Borrower, the Guarantors, the Administrative Agent, and the Lenders and the Administrative Agent shall have received copies hereof and thereof (telefaxed or otherwise), and thereafter this Agreement shall be binding upon and inure to the benefit of the Borrower, the Guarantors, the Administrative Agent and each Lender and their respective successors and permitted assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or email shall be effective as delivery of a manually executed counterpart of this Agreement. (b) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce

15890262v6 97 #96707798v6 Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. 10.10 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or under any other Credit Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of any Credit Party in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Credit Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or such Lender in the Agreement Currency, each Credit Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or such Lender in such currency, the Administrative Agent or such Lender agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable law). 10.11 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. 10.12 Integration. This Agreement and the other Credit Documents represent the agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent, the Borrower or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents. 10.13 GOVERNING LAW. THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK; PROVIDED THAT THE GOVERNING LAW OF THE KITE ACQUISITION AGREEMENT (THE “ACQUISITION AGREEMENT GOVERNING LAW”) SHALL GOVERN IN DETERMINING (I) THE INTERPRETATION OF A “COMPANY MATERIAL ADVERSE EFFECT” (AS DEFINED IN THE KITE ACQUISITION AGREEMENT) AND WHETHER A “COMPANY MATERIAL ADVERSE EFFECT” HAS OCCURRED, (II) THE ACCURACY OF ANY KITE ACQUISITION AGREEMENT

15890262v6 98 #96707798v6 REPRESENTATION AND WHETHER AS A RESULT OF ANY INACCURACY THEREOF THE BORROWER OR ITS APPLICABLE SUBSIDIARY HAS THE RIGHT OR WOULD HAVE THE RIGHT (TAKING INTO ACCOUNT ANY APPLICABLE CURE PROVISIONS) TO TERMINATE ITS OBLIGATIONS UNDER THE KITE ACQUISITION AGREEMENT OR DECLINE TO CONSUMMATE THE KITE ACQUISITION AND (III) WHETHER THE KITE ACQUISITION HAS BEEN CONSUMMATED IN ACCORDANCE WITH THE TERMS OF THE KITE ACQUISITION AGREEMENT (IN EACH CASE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF, TO THE EXTENT THAT THE SAME ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION). 10.14 Consent to Jurisdiction and Service of Process. All judicial proceedings brought against the Borrower and/or any other Credit Party with respect to this Agreement, any Note or any of the other Credit Documents may be brought in the courts of the State of New York in New York County or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, each of the Borrower and the other Credit Parties accepts, for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Agreement, any Note or any other Credit Document from which no appeal has been taken or is available. Each of the Borrower and the other Credit Parties irrevocably agrees that all service of process in any such proceedings in any such court may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto, such service being hereby acknowledged by each of the Borrower and the other Credit Parties to be effective and binding service in every respect. Each of the Borrower, the Administrative Agent and the Lenders irrevocably waives any objection, including, without limitation, any objection to the laying of venue based on the grounds of forum non conveniens which it may now or hereafter have to the bringing of any such action or proceeding in any such jurisdiction. Nothing herein shall affect any right that any party hereto may have to serve process in any other manner permitted by law or shall limit the right of any Lender to bring proceedings against the Borrower or the other Credit Parties in the court of any other jurisdiction. 10.15 Confidentiality; Non-Public Information. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of non- public information with respect to the Borrower and its Subsidiaries which is furnished by or on behalf of Borrower or its Subsidiaries pursuant to this Agreement, any other Credit Documents or any documents contemplated by or referred to herein or therein, except that such information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential and that the disclosing party shall remain responsible for any unauthorized disclosure of such information by such Persons), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; provided that such Person will, to the extent permitted by law, promptly give notice to the Borrower before any such disclosure so that the Borrower may seek to obtain a protective order, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder, under any other Credit Document or Bank Product or any action or proceeding relating to this Agreement, any other Credit Document or Bank Product or the enforcement of rights hereunder or thereunder, (f) subject to an

15890262v6 99 #96707798v6 agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) to (i) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (ii) an investor or prospective investor in securities issued by an Approved Fund that also agrees that such information shall be used solely for the purpose of evaluating an investment in such securities issued by the Approved Fund, (iii) a trustee, collateral manager, servicer, backup servicer, noteholder or secured party in connection with the administration, servicing and reporting on the assets serving as collateral for securities issued by an Approved Fund, or (iv) a nationally recognized rating agency that requires access to information regarding the Credit Parties, the Loans and Credit Documents in connection with ratings issued in respect of securities issued by an Approved Fund (in each case, it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential and, in the case of any recipient described in clauses (i), (ii) or (iii), required to execute an agreement containing provisions substantially the same as those of this Section), (h) with the consent of the Borrower or (i) to the extent such information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower. Any Person required to maintain the confidentiality of information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such information as such Person would accord to its own confidential information. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Credit Documents and the Commitments. 10.16 Acknowledgments. The Borrower and the other Credit Parties each hereby acknowledges that: (a) it has been advised by counsel in the negotiation, execution and delivery of each Credit Document; (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower or any other Credit Party arising out of or in connection with this Agreement and the relationship between Administrative Agent and Lenders, on one hand, and the Borrower and the other Credit Parties, on the other hand, in connection herewith is solely that of debtor and creditor; and (c) no joint venture exists among the Lenders or among the Borrower and the Lenders. 10.17 Waivers of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER

15890262v6 100 #96707798v6 PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. 10.18 Patriot Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any other party) hereby notifies the Borrower that, pursuant to the requirements of the Patriot Act or any other Anti-Money Laundering Laws, it is required to obtain, verify and record information that identifies the Borrower and the other Credit Parties, which information includes the name and address of the Borrower and the other Credit Parties and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower and the other Credit Parties in accordance with the Patriot Act or such other Anti-Money Laundering Laws. The Borrower shall, and shall cause each Subsidiary to, provide such information and take such actions as are reasonably requested by the Administrative Agent or any Lender in order to assist the Administrative Agent and the Lenders in maintaining compliance with the Patriot Act and any other Anti-Money Laundering Laws. 10.19 Resolution of Drafting Ambiguities. Each Credit Party acknowledges and agrees that it was represented by counsel in connection with the execution and delivery of this Agreement and the other Credit Documents to which it is a party, that it and its counsel reviewed and participated in the preparation and negotiation hereof and thereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation hereof or thereof. 10.20 Press Releases and Related Matters. The Credit Parties and their Affiliates agree that they will not in the future issue any press releases or other public disclosure using the name of Administrative Agent or any Lender or their respective Affiliates or referring to this Agreement or any of the Credit Documents without the prior written consent of such Person (such consent not to be unreasonably withheld or delayed), unless (and only to the extent that), the Credit Parties or such Affiliate is required to do so under law and then, in any event, the Credit Parties or such Affiliate will consult with such Person before issuing such press release or other public disclosure. Likewise, neither the Administrative Agent nor any Lender shall publish any advertising material relating to the Transactions which uses the name, product photographs, logo or trademark of the Credit Parties without the prior written consent of the Borrower (such consent not to be unreasonably withheld or delayed); provided that the Administrative Agent or any Lender may publish or otherwise identify in any advertising or marketing materials a “tombstone” or similar summary of the credit facility that includes the role of such party in the credit facility, the Borrower’s logo, the names of the parties to this Agreement and the amount and type of the credit facility without the consent of the Borrower. 10.21 Appointment of Borrower. Each of the Guarantors hereby appoints the Borrower to act as its agent for all purposes under this Agreement and agrees that (a) the Borrower may execute such documents on behalf of such Guarantor as the Borrower deems appropriate in its sole discretion and each Guarantor shall be obligated by all of the terms of any such document executed on its behalf, (b) any notice or communication delivered by the Administrative Agent or the Lender to the Borrower shall be deemed delivered to each Guarantor and

15890262v6 101 #96707798v6 (c) the Administrative Agent or the Lenders may accept, and be permitted to rely on, any document, instrument or agreement executed by the Borrower on behalf of each Guarantor. 10.22 No Advisory or Fiduciary Responsibility. In connection with all aspects of each Transaction, each of the Credit Parties acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document) are an arm’s-length commercial transaction between the Credit Parties and their Affiliates, on the one hand, and the Administrative Agent and the Lead Arrangers, on the other hand, and the Credit Parties are capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the Transactions (including any amendment, waiver or other modification hereof or thereof); (b) in connection with the process leading to such transaction, the Administrative Agent and each Lead Arrangers each is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for any Credit Party or any of their Affiliates, stockholders, creditors or employees or any other Person; (c) neither the Administrative Agent nor any Lead Arranger has assumed or will assume an advisory, agency or fiduciary responsibility in favor of any Credit Party with respect to any of the Transactions or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Credit Document (irrespective of whether the Administrative Agent or any Lead Arranger has advised or is currently advising any Credit Party or any of its Affiliates on other matters) and neither the Administrative Agent nor any Lead Arranger has any obligation to any Credit Party or any of their Affiliates with respect to the Transactions except those obligations expressly set forth herein and in the other Credit Documents; (d) the Administrative Agent and the Lead Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Credit Parties and their Affiliates, and neither the Administrative Agent nor any Lead Arranger has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (e) the Administrative Agent and the Lead Arrangers have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the Transactions hereby (including any amendment, waiver or other modification hereof or of any other Credit Document) and the Credit Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. Each of the Credit Parties hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Administrative Agent or any Lead Arranger with respect to any breach or alleged breach of agency or fiduciary duty. 10.23 Responsible Officers and Authorized Officers. The Administrative Agent and each of the Lenders are authorized to rely upon the continuing authority of the Responsible Officers and the Authorized Officers with respect to all matters pertaining to the Credit Documents including, but not limited to, the selection of interest rates, the submission of requests for Extensions of Credit and certificates with regard thereto. Such authorization may be changed only upon written notice to Administrative Agent accompanied by (a) an updated Schedule 3.21 and (b) evidence, reasonably satisfactory to Administrative Agent, of the authority of the Person giving such notice and such notice shall be effective not sooner than five (5) Business Days following receipt thereof by Administrative Agent (or such earlier time as agreed to by the Administrative Agent). 10.24 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Credit Document, to the extent such liability is

15890262v6 102 #96707798v6 unsecured, may be subject to the Write-Down and Conversion Powers of a Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by an Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and (b) the effects of any Bail-In Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any Resolution Authority. 10.25 Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, each Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that at least one of the following is and will be true: (i) such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans or the Commitments; (ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement; (iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are

15890262v6 103 #96707798v6 satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement; or (iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender. (b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, each Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that: (i) none of the Administrative Agent, any Lead Arranger nor any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Credit Document or any documents related to hereto or thereto); (ii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker- dealer or other person that holds, or has under management or control, total assets of at least $50,000,000, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E), (iii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Guaranty Obligations); (iv) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and (v) no fee or other compensation is being paid directly to the Administrative Agent, each Lead Arranger or their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Commitments or this Agreement. (c) The Administrative Agent and each Lead Arranger hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans or the

15890262v6 104 #96707798v6 Commitments for an amount less than the amount being paid for an interest in the Loans or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Credit Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing. 10.26 QFC Stay Provisions. To the extent that the Credit Documents provide support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and, each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the FDIC under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Credit Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): (a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Credit Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Credit Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support. (b) As used in this Section 10.26, the following terms have the following meanings: “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party. “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

15890262v6 105 #96707798v6 (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D). [Remainder of Page Intentionally Left Blank]

[HNI CORPORATION – TERM LOAN CREDIT AGREEMENT] #96707798v6 IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written. BORROWER: HNI CORPORATION, an Iowa corporation By: /s/ Steven Bradford Name: Steven Bradford Title: SVP, General Counsel, and Secretary GUARANTORS: THE HON COMPANY LLC ALLSTEEL INC. HEARTH & HOME TECHNOLOGIES LLC HNI WORKPLACE FURNISHINGS LLC By: /s/ Jack Herring Name: Jack Herring Title: Treasurer

[HNI CORPORATION – TERM LOAN CREDIT AGREEMENT] #96707798v6 LENDERS: WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender and as Administrative Agent By: /s/ Mylissa Merten Name: Mylissa Merten Title: Vice President

[HNI CORPORATION – TERM LOAN CREDIT AGREEMENT] #96707798v6 U.S. BANK NATIONAL ASSOCIATION, as a Lender By: /s/ Tyrone Parker Name: Tyrone Parker Title: Vice President

[HNI CORPORATION – TERM LOAN CREDIT AGREEMENT] #96707798v6 TD BANK, N.A., as a Lender By: /s/ Daniel Tulloch Name: Daniel Tulloch Title: Managing Director

#96707798v6 BANK OF AMERICA, N.A., as a Lender By: /s/ Tobin Scott Fiser Name: Tobin Scott Fiser Title: Senior Vice President